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                                                                 Exhibit 10.8


       STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE--MODIFIED NET
                 AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                    [LOGO]

1.  BASIC PROVISIONS ("BASIC PROVISIONS").

    1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, December 20, 2000, is made by and between POMERADO LEASING NO. 8 L.P., a California limited partnership ("LESSOR") and TECHNETICS, INC., dba SMTEK INTERNATIONAL, INC., a Delaware corporation ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

    1.2(a)    PREMISES: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 13200 Danielson Street, located in the City of Poway, County of San Diego, State of California, with zip code 92064 as outlined on Exhibit 2 attached hereto ("PREMISES"). The "BUILDING" is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): an approximate 45,619 sq. ft. industrial space in an approximately 97,500 square foot industrial concrete tilt-up building. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

    1.2(b)    PARKING: 150 unreserved vehicle parking spaces ("UNRESERVED
PARKING SPACES"); and -0- reserved vehicle parking spaces ("RESERVED PARKING SPACES"). (Also see Paragraph 2.6.)

    1.3 TERM: 10 (ten) years and -0- months ("ORIGINAL TERM") commencing (see Section 4.2 of Addendum to Lease) ("COMMENCEMENT DATE") and ending (see Addendum 4.3) ("EXPIRATION DATE"). (Also see Paragraph 3)

    1.4 EARLY POSSESSION: N/A ("EARLY POSSESSION DATE"). (Also see Paragraphs 3.2 and 3.3.)

    1.5 BASE RENT: $(per Sect. 2.1 of Addendum to Lease) per month ("BASE RENT"), payable on the 1st day of each month commencing per Section
4.2 of Addendum to Lease. (Also see Paragraph 4.)

/X/ If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum 4.4.3, attached hereto.

    1.6(a)    BASE RENT PAID UPON EXECUTION: $-0- as Base Rent for the period
N/A.

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    1.6(b)    LESSEE'S SHARE OF COMMON AREA OPERATING EXPENSES: 45.86 percent
(45.86%) ("LESSEE'S SHARE") as determined by /X/ prorata square footage of the Premises as compared to the total square footage of the Building or / /
other criteria as described in Addendum    .

    1.7 SECURITY DEPOSIT: $68,164.00 per Section 2.5 of Addendum ("SECURITY DEPOSIT"). (Also see Paragraph 5.)

    1.8 PERMITTED USE: design, manufacture, and storage of electronic assemblies and contract manufacturing services. ("PERMITTED USE") (Also see Paragraph 6.)

    1.9       INSURING PARTY. Lessor is the "INSURING PARTY." (Also see
Paragraph 8.)

    1.10(a)   REAL ESTATE BROKERS. The following real estate broker(s)
(collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

/X/  CB Richard Ellis   represents Lessor exclusively ("LESSOR'S BROKER");
/X/  ECP Commercial     represents Lessee exclusively ("LESSEE'S BROKER"); or
/ /                     represents both Lessor and Lessee ("DUAL AGENCY").
                       (Also see Paragraph 15.)

    1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by SMTEK INTERNATIONAL, INC., a Delaware corporation ("GUARANTOR"). (Also see Paragraph 37.)

    1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 25, and Exhibits 1 through 9, all of which constitute a part of this Lease.

2.  PREMISES, PARKING AND COMMON AREAS.

    2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

    2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement

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Date, correction of that non-compliance shall be the obligation of Lessee at
Lessee's sole cost and expense.

    2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

    2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "APPLICABLE LAWS") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

    2.5 LESSEE AS PRIOR OWNER/OCCUPANT. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

    2.6 VEHICLE PARKING. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "PERMITTED SIZE VEHICLES." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and

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Regulations (as defined in Paragraph 40) issued by Lessor. (Also see
Paragraph 2.9.)

              (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

              (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

              (c) Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

    2.7 COMMON AREAS -- DEFINITION. The term "COMMON AREAS" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

    2.8 COMMON AREAS -- LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanantly, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

    2.9 COMMON AREAS -- RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

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    2.10      COMMON AREAS -- CHANGES. Lessor shall have the right, in
Lessor's sole discretion, from time to time:

              (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

              (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

              (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

              (d) To add additional buildings and improvements to the Common Areas;

              (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

              (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.  TERM.

    3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

    3.2 EARLY POSSESSION. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

    3.3 DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this

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Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.  RENT.

    4.1 BASE RENT. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

    4.2 COMMON AREA OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

              (a) "COMMON AREA OPERATING EXPENSES" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to the following:

                    (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                          (aa)  The Common Areas, including parking areas,
loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

                          (bb)  Exterior signs and any tenant directories.

                          (cc)  Fire detection and sprinkler systems.

                    (ii) The cost of water, gas, electricity and telephone to service the Common Areas.

                    (iii) Trash disposal, property management and security services and the costs of any environmental inspections.

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                    (iv)   Reserves set aside for maintenance and repair of
Common Areas.

                    (v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

                    (vi) The cost of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

                    (vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

                    (viii) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

              (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

              (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

              (d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within ninety (90) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be credited the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or

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otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts, Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.  USE.

    6.1       PERMITTED USE.

              (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

              (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

    6.2       HAZARDOUS SUBSTANCES.

              (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public

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health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

              (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

              (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under

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Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing); removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

    6.3 LESSEE'S COMPLIANCE WITH REQUIREMENTS. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE REQUIREMENTS," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five
(5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

    6.4 INSPECTION; COMPLIANCE WITH LAW. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.  MAINTENANCE, REPAIRS, UTILITY INSTALLATIONS, TRADE FIXTURES AND
ALTERATIONS.

    7.1       LESSEE'S OBLIGATIONS.

              (a)  Subject to the provisions of Paragraphs 2.2 (Condition),
2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below, Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

              (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

              (c) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

    7.2       LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs
2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building
Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the

Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

    7.3       UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS.

              (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, "LESSEE-OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $2,500.00.

              (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor, Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

              (c) LIEN PROTECTION. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

    7.4       OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

              (a) OWNERSHIP. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

              (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or part of any Alterations or Utility Installations made without the required consent of Lessor.

              (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.  INSURANCE; INDEMNITY.

    8.1 PAYMENT OF PREMIUMS. The cost of the premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

    8.2       LIABILITY INSURANCE.

              (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "INSURED CONTRACT" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

              (b) CARRIED BY LESSOR. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

    8.3       PROPERTY INSURANCE-BUILDING, IMPROVEMENTS AND RENTAL VALUE.

              (a) BUILDING AND IMPROVEMENTS. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

              (b) RENTAL VALUE. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

              (c) ADJACENT PREMISES. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

              (d) LESSEE'S IMPROVEMENTS. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

    8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

    8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at lease B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide."

Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8, Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

    8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

    8.7 INDEMNITY. Except for Lessor's willful negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense, Lessor need not have first paid any such claim in order to be so indemnified.

    8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  DAMAGE OR DESTRUCTION.

    9.1    DEFINITIONS.

           (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

           (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

           (c) "INSURED LOSS" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

           (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

           (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

    9.2 PREMISES PARTIAL DAMAGE - INSURED LOSS. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lesser does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

    9.3 PARTIAL DAMAGE - UNINSURED LOSS. If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

    9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

    9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

    9.6    ABATEMENT OF RENT; LESSEE'S REMEDIES.

           (a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

           (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty
(60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

    9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(c) and Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty
(60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

    9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

    9.9 WAIVER OF STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10. REAL PROPERTY TAXES.

    10.1 PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

    10.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

    10.3 ADDITIONAL IMPROVEMENTS. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

    10.4 JOINT ASSESSMENT. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

    10.5 LESSEE'S PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d).

12. ASSIGNMENT AND SUBLETTING.

    12.1   LESSOR'S CONSENT REQUIRED.

           (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's Interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

           (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

           (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

           (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days' written notice ("Lessor's Notice"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent

(110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease form shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified by Lessor's Notice.

           (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

    12.2   TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

           (a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

           (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

           (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessor or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

           (d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

           (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent, Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

           (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every form, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

              (g) The occurrence of a transaction described in Paragraph 12.2(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased by an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the Security Deposit increase a condition to Lessor's consent to such transaction.

              (h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Lessor.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein;

              (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, by deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

              (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

              (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

              (d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

13.  DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the forms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3;

              (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

              (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

              (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42

(easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

              (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

              (e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

              (f) The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

              (g) If the performance of Lessee's obligations under this Lease is guaranteed; (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

              (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. Including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph
13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b),(c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

              (b) Continue, the Lease and Lessee's right to possession in effect (in California Under California Civil Code Section 1951.4) alter Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

              (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

              (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or affect, and any rent, other charge, bonus, inducement or consideration therefore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lendor(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  BROKERS' FEES.

16.  TENANCY AND FINANCIAL STATEMENTS.

     16.1 TENANCY STATEMENT. Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     16.2 FINANCIAL STATEMENT. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

23.  NOTICES.

     23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addressee noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

     23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Unites States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof, Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this

Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to obtain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 than the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred percent (200%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

    30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation of security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

    30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such now owner shall not: (i) be liable for any and act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or
(iii) be bound by prepayment of more than one month's rent.

    30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject in receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

    30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereinafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies, Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS.

         (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants'
fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

         (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. GUARANTOR.

    37.1 FORM OF GUARANTY. If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this lease, including but not limited to the obligation to provide the Tenancy Statement and information required in Paragraph 16.

    37.2 ADDITIONAL OBLIGATIONS OF GUARANTOR. It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39. OPTIONS.

    39.1 DEFINITION. As used in this Lease, the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right to first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

    39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

    39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

    39.4  EFFECT OF DEFAULT ON OPTIONS.

          (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a)

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to given notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. RULES AND REGULATIONS. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee, Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining or normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

                  THIS SECTION INTENTIONALLY LEFT BLANK

                  THIS SECTION INTENTIONALLY LEFT BLANK
-----------------------------------------------------------------------------

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM
AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

          IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: El Cajon, California       Executed at: El Cajon, CA
            ------------------------                -------------------------
on:    1/4/01                           on:    1/4/01
   ---------------------------------       ----------------------------------
By LESSOR:                              By LESSEE:
POMERADO LEASING NO. 8 L.P.,            TECHNETICS, INC.,
------------------------------------    -------------------------------------
a California limited partnership        dba SMTEK INTERNATIONAL, INC., a
                                            Delaware corp.
------------------------------------    -------------------------------------
By: WHITMANN, INC.,                     By:
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    a California corporation,           Name Printed:  MICHAEL E. PERRY
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    It's General Partner                Title:  PRESIDENT
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By:  /s/ Jeffrey  C. Hamann             By:  /s/ Michael E. Perry
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Name Printed:  Jeffrey C. Hamann        Name Printed:
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Title:                                  Title:
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Address:  475 West Bradley Avenue       Address:
          El Cajon, CA 92020
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Telephone: (619) 440-7424               Telephone: (   )
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Facsimile: (619) 440-8914               Facsimile: (   )
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BROKER:                                 BROKER:
Executed at:                            Executed at:
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on:                                     on:
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By:                                     By:
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Name Printed:                           Name Printed:
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Title:                                  Title:
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Address:                                Address:
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Telephone: (   )                         Telephone: (   )
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Facsimile: (   )                        Facsimile: (   )
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Note: These forms are often modified to meet changing requirements of law and needs of the Industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071.
      (213) 687-8777.

(c) 1993 by American Industrial Real Estate Association. All rights reserved. No part of these words maybe reproduced in any form without permission in writing.


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                               ADDENDUM TO LEASE

     This Addendum to Lease ("Addendum") is made by and between POMERADO LEASING NO. 8 L.P., a California limited partnership ("LESSOR") and TECHNETICS, INC. DBA SMTEK SAN DIEGO, a California corporation ("LESSEE") and is intended to supplement that certain Standard Industrial/Commercial Multi-Tenant Lease Modified Net between LESSOR and LESSEE dated December 20, 2000 ("Lease") to which this Addendum is annexed and all references to "Lease" shall be deemed to include this Addendum unless otherwise stated or the context indicates otherwise. Any word or phrase defined in the Lease shall have the same meaning when used in this Addendum. If there is any inconsistency between this Addendum and the Lease, the terms of this Addendum shall supersede and control. LESSOR and LESSEE agree as follows:

     1. BUILDING AND PREMISES DESCRIPTION. The premises shall consist of the real property described in EXHIBIT "1" annexed to this Addendum together with all of the improvements described in this Addendum. The Building shall be designed and constructed substantially in accordance with the general design elements shown on the drawings prepared by Kenneth D. Smith and Associates, AIA, which LESSEE hereby approves ("Approved Drawings"); a copy of the Approved Drawings is attached as EXHIBIT "2" to this Addendum. The components of the Building construction shall substantially conform to the specifications attached as EXHIBIT "3" to this Addendum ("Specifications").

        1.1 PLANNED SIZE AND FINAL MEASUREMENT. It is planned that the Building will contain approximately 45,619 Rentable Square Feet, which, except in the event of any modifications as described in section 1.2 of this Addendum, shall be the agreed Rentable Square Footage of the Premises for purposes of determining the Rent regardless of the actual area of the Premises. If any such modifications are made, following Substantial Completion of the Building and Premises, LESSOR will, in good faith, certify the actual Rentable Square Feet of the Building and Premises to establish the exact Rentable Square Feet for purposes of the Lease.

        1.2 MODIFICATIONS. LESSEE agrees that LESSOR may make modifications to the Building design on account of government or lender requirements and otherwise as reasonably determined by LESSOR; provided, however any such modifications shall not; (a) increase or decrease the Rentable Square Feet of the Premises by more than 2%; (b) materially relocate the Premises from the area shown in the Approved Drawings; or (c) materially change the Specifications.

        1.3 "RENTABLE SQUARE FOOTAGE" DEFINED. The term "Rentable Square Footage" or "Rentable Square Feet" means the area of the Premises comprising a portion of the area of the Building on the ground level and, if applicable, mezzanine calculated as follows: (a) measurements are to the outside finished surface of each permanent outer Building wall and surface where it intersects the floor (or, in the case of the mezzanine, to the outside surface of the interior outer wall); (b) in the case of roof overhangs or protrusions, the area underlying the overhang to the roof "drip line" shall be measured and added to the area determined under preceding clause (a); (c) in the case of any interior common demising wall between the Premises and any other rentable area of the Building, to the middle of any such interior demising wall; (d) no deduction for (i) columns or projections, (ii) vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, (iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls,
(iv) recessed entryways, doorways and windows, and (v) any other unusable area of any nature shall be made. The term "Rentable Square Foot" shall refer to each square foot within the Rentable Square Footage; and (e) shall otherwise be determined in accordance with other industry standards for industrial/commercial projects in San Diego County, California.

     2. RENT. "Rent" for the Premises shall be the sum of (a) the Base Rent described in subsection 2.1 of this Addendum, subject to adjustment as provided in subsections 2.1 and 2.2 of this Addendum, (b) LESSEE's Share of Common Area Operating Expenses as defined in subsection 3 of this Addendum, and (c) any other amounts becoming payable by LESSEE under the Lease.

        2.1 BASE RENT. The monthly "Base Rent" means the amount set forth in Paragraph 1.5 of the Lease for the first Lease Year (as defined below) of the Original Term consisting of (a) the agreed monthly rental determined by multiplying the amount of $.53 per Rentable Square Foot by the agreed total 45,619 Rentable Square Feet of the Premises, and (b) the amount of $9,904 per month for Allowance Amortization Charge described in subsection 2.3 of this Addendum. If there is a variance in the Rentable Square Footage of the Premises as determined by LESSOR under section 1.2 of this Addendum, the Base Rent for the first Lease Year shall be adjusted based on the actual Rentable Square Feet within the Premises multiplied times $.53 per Rentable Square Foot.

        2.2 INCREASE IN BASE RENT. The Base Rent shall be increased at the beginning of the second Lease Year and at the beginning of each Lease Year thereafter during the Original Term, in an amount equal to three percent (3%) of the amount of the scheduled Base Rent for the immediately preceding Lease Year.

        2.3 TENANT IMPROVEMENT ALLOWANCE AMORTIZATION. As more particularly provided in section 5 of this Addendum, LESSOR will provide a Tenant Improvement Allowance in the amount of up to $969,000.000 to pay for a portion of the Tenant Improvement Costs (as defined below) for Tenant Improvements requested by LESSEE. The term "Allowance Amortization Charge" means an amount to be included in the Base Rent calculated as follows: (a) from and after the Commencement Date, determine the aggregate amount of the Allowance expended by LESSOR for Tenant Improvements; (b) deduct $250,000 from the amount expended; (c) amortize the remaining amount of the Allowance actually used based on an economic return equivalent to eleven percent (11%) per annum to derive a monthly payment sufficient to pay in full the Allowance and such economic return over a period of time equal to one hundred and twenty (120) months beginning on the Commencement Date; and (d) the resulting monthly payment shall equal the Allowance Amortization Charge. If the amount of the Allowance Amortization Charge is determined after the Commencement Date on account of a delay in finalizing the Tenant Improvement Costs, then LESSEE shall pay LESSOR the amount accruable from the Commencement Date to the end of the then current month, within fifteen (15) days after LESSOR'S billing for such accrued amounts, and shall thereafter pay the monthly Allowance Amortization Charge as a part of the monthly of Base Rent.

        2.4 DUE DATE/PAYMENT. The monthly Base Rent, Allowance Amortization Charge and the Operating Expenses shall be due and payable on the first day of each month without notice, except that the first month's Base Rent and the first month's Allowance Amortization Charge shall be payable as provided in section 2.5 of this Addendum. If the Commencement Date is other than the first day of a calendar month, the Base Rent and Allowance Amortization Charge shall be prorated based on the number of days between the Commencement Date and the first day of the first full calendar month thereafter and such amount shall be due and payable by LESSEE on or before the Commencement Date. The remaining Rent shall be payable in accordance with the other provisions of the Lease.

        2.5 SECURITY DEPOSIT/FIRST MONTH'S RENT. Concurrently with the execution of the Lease, LESSEE shall pay the Security Deposit set forth in Paragraph 1.7 of the Lease, which has been calculated based on two (2) months Base Rent and Tenant Improvement Allowance Amortization Charge. So long as LESSEE does not commit a Default, LESSOR agrees to apply one-half of such Security Deposit to the Base Rent and Tenant Improvement Allowance Amortization becoming due for the first full month of the Lease following the Commencement Date, subject to adjustment as provided in section 2.5.1 of this Addendum.

            2.5.1 ADJUSTMENTS. If, as a result of an adjustment under section
2.1 or 2.3 of this Addendum, the Base Rent is different than the amount shown in Paragraph 1.5 of the Lease or the Allowance Amortization Charge is different than the amount shown in section 2.3 of this Addendum, then; (a) then portion of the Security Deposit set forth in Paragraph 1.7 of the Lease to be applied to the first month's Base Rent and Allowance Amortization Charge shall be recalculated as follows: (i) determine the actual amount of the Base Rent and the Allowance Amortization Charge payable for the first full month as adjusted, which amount shall equal the Security Deposit to be held and applied by LESSOR from and after the Commencement Date as the Security Deposit under Paragraph 5 of the Lease; (ii) subtract such amount from the original Security Deposit set forth in Paragraph 1.7 of the Lease; and (iii) the resulting sum shall equal the amount of the portion of the original Security Deposit to be applied to the first full months Base Rent and Allowance Amortization Charge: (b)if the amount applied to the first full months Base Rent and Allowance Amortization Charge in accordance with preceding clause (a) is less than the first full months Base Rent and Allowance Amortization Charge actually becoming due for the first full month, LESSEE shall pay to LESSOR any deficiency within ten (10) days of notice from LESSOR, or (c) if the amount applied to the first full months Base Rent and Allowance Amortization Charge in accordance with preceding clause (a) is more than the first full months Base Rent and Allowance Amortization Charge actually becoming due for the first full month, LESSOR shall credit any excess to the Base Rent and Allowance Amortization Charge payable for the second month. Upon LESSOR's request, LESSEE and LESSOR shall execute an amendment to the Lease setting for the exact Base Rent and Allowance Amortization Charge, provided that failure of LESSOR and LESSEE to execute such amendment shall not effect the validity of the Lease.

     3. ADDITION PROVISIONS REGARDING COMMON AREA OPERATING EXPENSES. Beginning on the Commencement Date, in addition to payment of the Base Rent, LESSEE shall be responsible for payment of LESSEE's share of all Common Area Operating Expenses as defined in Paragraph 4.2 of the Lease. LESSEE shall pay to LESSOR monthly, as additional rent, an amount equal to 1/12 of the projected annual Common Area Operating Expenses. Such amount shall be due and payable concurrently with the payment of the applicable Base Rent. Prior to the beginning of each Lease Year, LESSOR will provide LESSEE an annual estimated Operating Budget ("Estimated Operating Budget") for each calendar year or partial year. Subject to LESSEE's payment to LESSOR of the Operating Expenses as provided in this Addendum, LESSOR shall make prompt payment of the Operating Expenses. A copy of the Estimated Operating Expenses Budget for the First Lease Year is annexed to this Addendum as EXHIBIT "4". LESSEE acknowledges that (a) this estimate is being provided only to illustrate the projected amounts and categories of expense and that actual results may be different than the estimates; and (b) it is aware that amounts and categories of expense may vary in future years as the Building ages. Without limiting the definition of "Common Area Operating Expenses" as defined in the Lease, LESSEE specifically acknowledges and agrees that such Common Area Operating Expenses will include (i) reasonable reserves, as reasonably determined by LESSOR, for repair, maintenance or replacement of the Building HVAC systems, nonstructural roof membrane, exterior painting, paving and restriping of the parking lot, and (ii) payment of Mollo Roos Bond installments.

        3.1 ENVIRONMENTAL INSPECTIONS. For purposes of subparagraph 4.2(a)(iii) of the Lease, the costs of any environmental inspections shall only be included in the Common Area Operating Expenses to the extent such inspections are required by any governmental authority or LESSOR's lender; provided, however, that costs attributable to inspections required on account of the acts or omissions of another tenant of the Building or Industrial Center causing Hazardous Substance contamination at the Industrial Center or Building shall not be included.

     4. EFFECTIVE DATE/TERM/COMMENCEMENT DATE. Subject to section 4.5 of this Addendum and notwithstanding any other provision of the Lease, this Lease shall be effective upon execution by LESSOR and LESSEE ("Effective Date") and shall constitute a legally binding contract for LESSOR to deliver possession of the Premises in accordance with the requirements of this Lease and for LESSEE to accept possession and pay the Rent beginning on the Commencement Date. Notwithstanding that the Effective Date of this Lease is the date of execution of this Lease, LESSEE's obligation to being payment of the Rent payable under this Lease shall not commence until the occurrence of the Commencement Date.

        4.1 AMENDMENT. Following the Commencement Date and upon LESSOR's request, LESSEE and LESSOR shall execute an amendment to the Lease setting for the exact Commencement Date and the exact Expiration Date of the Original Term, provided that failure of LESSOR and LESSEE to executive such amendment shall not effect the validity of the Lease.

        4.2. COMMENCEMENT DATE. Except as otherwise provided in subsection
5.5 of this Addendum concerning LESSEE Delays and subject to the provisions of Paragraph 3.3 of the Lease, the Commencement Date of the Lease shall be the date of the Substantial Completion (as defined below) of the Building Shell and the Tenant Improvements for the Premises; provided, however, the Commencement Date shall not be earlier than March 15, 2001 nor later than June 15, 2001 except (a) with LESSEE's consent, in its sole discretion, (b) on account of delays caused by LESSEE as described in subsection 5.5 of this Addendum, or (c) for delays caused by fire, earthquake or other unavoidable casualties or inclement weather conditions not reasonably anticipatable, extraordinary governmental action other than usual permit and inspection procedures, delays encountered in processing building permits and other governmental approvals or inspections, delays encountered as a result of the discovery of any unknown or concealed conditions affected the Premises, delays causes by general area wide labor or material shortages or labor disputes (such as strikes or lock-outs), or any other causes not the fault of LESSOR or LESSOR's Contractor, subcontractors, agents or employees.

        4.3 LEASE TERM/"LEASE YEAR" DEFINED. Unless otherwise provided, the initial Term of the Lease ("Original Term") shall be a period of ten (10) years beginning on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month, the Original Term shall be deemed extended for a period of time equal to the number of days between the Commencement Date and the beginning of the first full calendar month following the Commencement Date. The term "Lease Year" means each consecutive period of twelve (12) months during the Lease Term, provided that if the "Commencement Date" is other than the first day of a calendar month, then the first Lease Year shall be a period of (12) months plus the period between the Commencement Date and the first day of the first full calendar month thereafter.

        4.4 OPTION TO EXTEND TERM. The following option is subject to, and the terms of this section are additive to, and do not modify the terms and provisions of Paragraph 39 of the Lease.

            4.4.1 GRANT. LESSOR grants to LESSEE the option to extend the Lease for one five (5) year period beginning upon the expiration of the Original Term ("Extension Term").

            4.4.2 EXERCISE. If LESSEE desires to extend the Lease Term, such option shall be exercised only by written notice ("Election Notice") delivered to LESSOR no earlier than 360 days and no later than 270 days before the expiration of the Original Term. Regardless of cause, if LESSEE fails to timely give an Election Notice, all options rights will automatically lapse and terminate and be of no further force or effect without any requirement of notice or demand by LESSOR.

            4.4.3 ADJUSTMENT TO BASE RENT. Except as otherwise provided in this section, the Base Rent for the first Lease Year of the Extension Term shall be adjusted at the beginning of the Extension Term to the "fair rental value" of the Premises as determined in the following manner.

            (a) Within thirty (30) days from LESSEE's notice, LESSOR and LESSEE shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the beginning of the Extension Term. If LESSOR and LESSEE have not agreed upon the fair rental value of the Premises at least one hundred twenty (120) days prior to the beginning of the Extension Term, the fair rental value shall be determined by appraisal, by one or more appraisers ("Appraisers(s)"). The Appraisers shall have at least five (5) years experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organizations such as M.A.I. or equivalent

            (b) If LESSOR and LESSEE are not able to agree upon the fair rental value of the Premises within the prescribed time period, then LESSOR and LESSEE shall attempt to agree in good faith upon a single Appraiser not later than one hundred (100) days prior to the beginning of the applicable Extension Term. If LESSOR and LESSEE are unable to agree upon a single Appraiser within such time period, then LESSOR and LESSEE shall each appoint one Appraiser not later than ninety (90) days prior to the beginning of the applicable Extension Term. Within ten
      (10) days thereafter, the two (2) appointed Appraisers shall appoint a third Appraiser. If either LESSOR or LESSEE fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

            (c) For the purpose of such appraisal, the term "fair rental value" shall mean the price that a ready and willing tenant would pay, as of the beginning of the Extension Term, as monthly rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used and taking into account all material attributes and benefits of the Premises. Fair rental value shall take into consideration all monetary concessions being granted in connection with such comparable property, including without limitation, rent abatement concessions and tenant improvements or allowances provided therefore. If a single Appraiser is chosen, then such Appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. LESSOR and LESSEE shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than forty-five (45) days prior to the beginning of the applicable option period. If the fair rental value is not determined prior to the beginning of the Extension Term, then LESSEE shall continue to pay to LESSOR the Base Rent applicable to the Premises immediately prior to such extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, LESSOR shall deliver notice thereof to LESSEE, and if the fair rental value is higher, LESSEE shall pay to LESSOR, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by LESSEE to LESSOR and the new Base Rent determined under this section.

            (d) Notwithstanding any other provision of this Lease, in no event shall the Base Rent for the first Lease Year of the Extension Term be less than an amount equal to 103% of the Base Rent in effect for the Lease Year immediately preceding the beginning of the Extension Term ("Prior Base Rent"). If the fair rental value of the Premises determined under this section is less than the Prior Base Rent, then the Base Rent for the first Lease Year of an Extension Term shall equal the Prior Base Rent.

            (e) The Base Rent shall be increased at the beginning of the second Lease Year of the Extension Term and at the beginning of each Lease Year thereafter in an amount equal to three percent (3%) of the Base Rent in effect for the immediately preceding Lease Year.

            4.4.4 IMPLEMENTATION. Promptly upon the parties' approval of, or the Appraisers establishment of, the fair rental value, the LESSOR and LESSEE shall execute an amendment to this Lease setting out the starting and ending dates and the starting Base Rent for the Extension Term.

            4.4.5 AFFILIATE TRANSACTION. Notwithstanding the provisions of Paragraph 39.2 of the Lease providing that any option rights granted are personal to LESSEE and not assignable, LESSOR agrees that the option rights to extend the Term of the Lease under this section 4.4 may be assigned to an assignee of the Lease in an Affiliate Transaction (as defined below).

            4.4.6 REMAINING LEASE TERMS. If LESSEE elects to extend the Original Term, all other terms and conditions of the Lease shall remain in effect during such extended term except: (a) no tenant improvements or allowances shall be provided by LESSOR, and LESSEE shall be deemed to have extended the term of the Lease and accepted the Premises "AS IS" in their then existing conditions and without representation or warranty from LESSOR; and (b) upon expiration of the last Extension Term, LESSEE shall have no further right to extend the term of the Lease.

     5. BUILDING SHELL AND TENANT IMPROVEMENTS. LESSOR, at its expense, shall cause the construction of the Building Shell. The phrase "Building Shell" means the improvements to be constructed as shown in the Approved Drawings and Specifications, including (a) roofing, fascia, exterior walls, doors and windows, (b) footing and concrete floors, (c) "shell" fire sprinkler system in accordance with minimum code requirements for ESFR fire sprinklers, (d) conduits and pipes for telephone, electricity, water, fire sprinklers and sewage brought to "stub out" termination points in or above a perimeter wall of the Premises, (e) a main electrical termination panel for the Building,
(f) paving and finish of parking areas, entrance areas and walkways, (g) landscaping as reasonably determined by LESSOR and (h) site improvements consisting of street, gutters, sidewalks, curbs, storms drains and erosion control (construction period and permanent) as required to comply with governmental requirements.

        5.1 TENANT IMPROVEMENTS DESCRIPTION. The phrase "Tenant Improvements" means all interior improvements for LESSEE's Premises which are not a part of the Building Shell, including (a) partitions, walls (including any interior demising walls between the Premises and any other rentable area of the Building), and doors, (b) all surface finishes, including wall coverings, paint, floor coverings, suspended ceilings and other similar items, (c) duct work, heat pumps, vents, diffusers, terminal boxes and accessories for completion of heating, ventilation and air conditioning systems within the Premises, (d) electrical distribution systems (including panels, subpanels, wires and outlets), lighting fixtures, outlets, switches and other electrical work to be installed in the Premises, (e) plumbing lines, fixtures and accessories, (f) all fire and life safety control systems such as fire walls and fire alarms (including piping, wiring and accessories) to be located in the Premises, and the fire sprinklers and lines attributable to the Tenant Improvements and/or LESSEE's fixture, furnishing or equipment, (g) entrance door signage and directory listings, as authorized by LESSOR, (h) improvements required for compliance with Title 24, and (i) other improvements shown on the "Cost Breakdown Tenant Improvement" form attached to this Addendum as EXHIBIT "5"; provided LESSEE's trade fixtures, equipment and Personal Property (including telephone systems, chairs, tables, furniture and other equipment used in LESSEE'S business) shall not be considered part of the Tenant Improvements.

        5.2 DESIGN OF TENANT IMPROVEMENTS/PERMITS. LESSEE shall furnish to LESSOR, a complete set of plans and specifications detailing all Tenant Improvements no later than January 1, 2000 ("Tenant Improvement Plans"). In addition, TENANT shall be responsible for procuring the necessary building permits for construction of the Tenant Improvements no later than February 1, 2001. Unless OTHERWISE approved by LESSOR, the Tenant Improvements Plans will be prepared by the Paul Giese, AIA or Kenneth D. Smith and Associates. If LESSEE delays in providing the Tenant Improvement Plans or permits, such delay shall not change the Commencement Date of the Lease, which shall be the date the Premises would have been available for occupancy, but for any such delay. The Tenant Improvement Plans shall be subject to LESSOR's prior approval, which will not be unreasonably withheld; provided, however, LESSOR shall have the absolute right of disapproval, in its sole discretion, of any Tenant Improvements which (a) alter or otherwise affect any structural component of the Building, (b) are visible from the exterior of the Premises,
(c) the Tenant Improvement Plans specify materials which are not readily available or customarily and ordinarily used in similarly situated construction work where the procurement of such materials would cause a delay in Substantial Completion (as defined below), (d) if the Tenant Improvement Plans do not provide for the construction of approximately 20,000 Rentable Square Feet of Improved Office Space (as defined below) or (e) the Improved Office Space improvements are not comparable in quality to similar improvements at the premises of Aetrium, Inc., located at 13000 Gregg Street, Poway. LESSOR shall have thirty (30) days after receipt of the Tenant Improvement Plans in which to approve or disapprove the Tenant Improvement Plans. If LESSOR does not disapprove the Tenant Improvement Plans within such thirty (30) day period, LESSOR shall be deemed to have approved the Tenant Improvement Plans. If LESSOR reasonably disapproves the Tenant Improvement Plans, LESSEE, at its expenses, shall promptly cause the Tenant Improvement Plans to be revised and resubmitted to LESSOR for its review and approval within fifteen (15) days from notice of LESSOR's disapproval. Following LESSOR's approval, LESSOR will have the Architect submit the Tenant Improvement Plans for government plan checking and a building permit, if required, provided, LESSOR shall have the right to approve any changes required by such governmental authorities. The final Tenant Improvement Plans shall be subject to any changes required by governmental authorities.

            5.2.1 "IMPROVED OFFICE SPACE" DEFINED. The term "Improved Office Space" means portions of the rentable area of the Premises other than those to be used for manufacturing, warehousing, storage or shipping which are improved with suspended ceilings, air conditioning and heating systems, finished flooring and walls other than the perimeter walls forming the Building Shell and which is located in the area denoted as "Office Space on the Site Plan (EXHIBIT "2").

            5.2.2 NO LESSOR LIABILITY. The rights granted LESSOR to approve the Tenant Improvements and the Tenant Improvement Plans are solely for the benefit of LESSOR. LESSOR shall have no obligation or liability whatsoever to LESSEE or any other person on account of LESSOR's approvals in the event the Tenant Improvements do not conform to Applicable Requirements or otherwise contain defect or deficiencies. LESSEE agrees that it is solely responsible for the compliance of designing the Tenant Improvement with all Applicable Requirements and the provision of this Lease.

        5.3 APPROVED CONTRACTOR. Hamann Construction, a licensed general contractor, will be the general contractor for construction of the Building Shell Improvements and Tenant Improvements. LESSOR and LESSEE hereby approve Hamann Construction acting as the general contractor ("Contractor"). The Contractor's agreed-upon markup (profit and overhead) for the Tenant Improvements will be 12% of the actual costs incurred in the development and construction of the Tenant Improvements exclusive only of the costs of the preparation of the Tenant Improvement Plans and government permits.

            5.3.1 LESSEE's REVIEW OF SUBCONTRACTORS' BIDS. LESSEE shall have the right to review the subcontracted proposals ("Bids") for the Major Trades (as defined below) required for construction of the Tenant Improvements. No later than thirty (30) days prior to the commencement of construction, LESSOR shall cause Contractor to deliver to LESSEE Bids for each Major Trade from no less than three (3) licensed and qualified subcontractors together with a written notice specifying the Bids which Contractor recommends for acceptance. LESSEE shall have the right to reasonably disapprove one of the Bids for each of the Major Trades selected by Contractor by giving LESSOR written notice of any objection that LESSEE may have to such Bids within five
(5) days from LESSEE's receipt of the Bids from Contractor, provided, however, LESSEE shall not have the right to disapprove more than one (1) bid within a Major Trade and Contractor shall have the right to select any of the remaining Bids in such Major Trade category. LESSEE's notice of disapproval shall explain in detail the basis for the disapproval of any Bid recommended by Contractor. Contractor shall have the right to utilize any subcontractors submitting Bids for which LESSEE does not timely give notice of its disapproval. The term "Major Trends" means portions of the construction work consisting of the supply or installation of electrical, heating and air conditioning, fire sprinkler system, framing, drywall, plumbing, painting, floor coverings, suspended ceilings, glass, doors and ceramic tile.

        5.4 PAYMENT OF TENANT IMPROVEMENT COSTS. The phrase "Tenant Improvement Costs" means all direct and indirect costs of designing, furnishing, constructing and installing the Tenant Improvements, including
(a) costs for design and/or architectural services of the Architect in preparing the Tenant Improvement Plans, (b) government permit costs applicable to the Tenant Improvements, (c) amounts payable to the Contractor for overhead/profit, job site supervision, cleanup, trash and janitorial services as shown in the Cost Breakdown Tenant Improvement (EXHIBIT "5"), (d) the actual "hard costs" of construction of the Tenant Improvements, (e) financing costs attributable to financing to pay the Tenant Improvement Costs, including, construction period interest from the initial loan funding until the Commencement Date, loan points, fees and other costs, such as appraisals, environmental surveys, legal fees and other costs customarily incurred in connection with such financing; and (f) leasing brokerage commissions based on the portion of rentals attributable to the amortization of the LESSOR's payment of the Allowance described in subparagraph 5.4.2 of this Addendum over the Lease Term.

            5.4.1 ESTIMATE FOR TENANT IMPROVEMENT COSTS. Prior to the commencement of construction, LESSOR shall cause the Contractor to make a final selection of the Bids for each Major Trade and LESSOR, shall provide final estimates of all other Tenant Improvement Costs ("Estimated Tenant Improvement Costs"). LESSOR shall provide LESSEE written notice of such Estimated Tenant Improvement Costs, which notice will include copies of the Bids for the Major Trades.

            5.4.2 LESSOR'S ALLOWANCE. LESSOR agrees to pay a maximum of Nine Hundred Sixty Nine Thousand Dollars ($969,000.00) for the Tenant Improvement Costs ("Allowance"). The Allowance shall be applied solely to pay the cost of the Tenant Improvements, and under no circumstances shall LESSEE be entitled to any payment on account of any unused portion of the Allowance following completion of the Tenant Improvements and payment of the Tenant Improvement Costs. The amount of the Allowance actually expended for payment of Tenant Improvement Costs shall be the amount used to determine the amount of the Tenant Improvement Allowance Amortization Charge described in section 2.3 of this Addendum. LESSOR shall pay its share of the Tenant Improvement Costs as construction progresses.

            5.4.3 LESSEE'S PAYMENT/INITIAL CONTRIBUTION. Except for LESSOR's Allowance, LESSEE shall be responsible for the payment of all Tenant Improvement Costs. The amount of LESSEE's initial contribution will be determined based on the Estimated Tenant Improvement Costs, and LESSEE shall pay to LESSOR, as provided in this subsection, an amount equal to the difference between LESSOR's Allowance and the Estimated Tenant Improvement Costs ("Initial Contribution"). LESSEE shall pay such Initial Contribution to an institutional fund control established by LESSOR for payment of the Tenant Improvement Costs within ten (10) days from LESSOR's notice requesting such payment. Such funds shall be disbursed on a pro rated basis with LESSOR's Allowance based on the percentage of completion of the Tenant Improvements, as reasonably determined by LESSOR.

            5.4.4 FINAL RECONCILIATION. Following completion of the construction of the Tenant Improvements, LESSOR shall to deliver to LESSEE a final accounting of the Tenant Improvement Costs. If additional amounts are due from LESSEE on account of differences between the Estimated Tenant Improvement Costs and the actual costs incurred, LESSEE shall reimburse LESSOR in the amount of such difference following completion of the construction of the Tenant Improvements and within fifteen (15) days from receipt of a written notice and accounting from LESSOR's accounting. If such final accounting shows that the actual Tenant Improvement Costs are less than the Estimated Tenant Improvement Costs, then LESSEE shall be entitled to a credit in the amount of any excess paid by LESSEE, which credit shall be applied to the next payment of Base Rent then becoming due.

            5.4.5 COSTS ATTRIBUTABLE TO CHANGES. LESSEE will be responsible for payment of any excess Tenant Improvement Costs resulting from any changes to the Work requested by LESSEE or necessitated by government requirements, following LESSOR's approval of the Tenant Improvement Plans. Any such changes shall be subject to LESSOR's approval and LESSEE shall deposit funds with LESSOR to pay such costs within thirty (30) days following notice from LESSOR of the Contractor's estimated cost for any change. If the actual cost of the change is less than the estimate, LESSOR shall refund the difference to LESSEE upon LESSEE's occupancy, and if the actual cost is more than the estimate, LESSEE shall pay the difference within thirty (30) days of a notice from LESSOR documenting such actual costs.

         5.4.6 INSPECTION OF RECORDS. LESSEE, or its designated representative, shall have the right during the course of performance of the construction of the Building Shell and the Tenant Improvements and in connection with the final reconciliation of the Tenant Improvement Costs as provided in subsection 5.4.4 of this Addendum to a reasonable review of books and records maintained by LESSOR and Contractor relating to such costs. Such right of inspection is exercisable on reasonable written notice to LESSOR and during the regular business hours of LESSOR or Contractor, whichever is applicable.

         5.5 COMPLETION OF TENANT IMPROVEMENTS. The Commencement Date of the Lease shall not occur until Substantial Completion of construction of the Tenant Improvements, except if Substantial Completion is delayed on account of LESSEE's failure to timely submit the Tenant Improvement Plans and Permits (or any revisions thereto), LESSEE's request for special materials, finishes or installations other than those readily available and customarily and ordinarily used in similarly situated construction work, changes to the approved Tenant Improvement Plans, LESSEE's failure to timely pay its Initial Contribution and any other amounts required to be paid by LESSEE in connection with such construction or other delays caused by LESSEE ("LESSEE Delays"). If such LESSEE Delays are encountered, the Commencement Date of this Lease shall occur prior to Substantial Completion of the Tenant Improvements and as of the date such Tenant Improvements would have been substantially complete but for such delays.

         5.5.1 "SUBSTANTIAL COMPLETION" DEFINED. The term "Substantial Completion" means the date upon which LESSOR reasonably satisfies all of the following requirements: (a) the construction of the applicable Building Shell Improvements and Tenant Improvements are substantially completed, subject only to minor corrective work which does not materially affect or limit LESSEE's use of the Premises; provided, LESSOR shall complete any such minor work within thirty (30) days following Substantial Completion; (b) LESSOR has procured a certificate of occupancy (whether temporary or permanent) or other applicable permit permitting LESSEE's immediate use and occupancy of the Premises; and (c) LESSOR has given LESSEE written notice stating that such Substantial Completion has occurred and that the Premises are available for LESSEE's immediate possession and occupancy ("Notice of Possession"). LESSOR shall give LESSEE at least ten (10) days written notice in advance of the estimated date of Substantial Completion.

         6. LIMITATIONS ON LESSOR'S WARRANTIES. Notwithstanding the provisions of Paragraphs 2.2 and 2.3 of the Lease, LESSOR's warranties in Paragraphs 2.2 and 2.3 of the Lease apply only to the improvements included in the Building Shell and LESSOR is not making any warranty concerning the Tenant Improvements nor the suitability of such Tenant Improvements for use by LESSEE since LESSEE is responsible for the design of the Tenant Improvements.

         6.1 COMPLIANCE WITH APPLICABLE REQUIREMENTS. Notwithstanding the provisions of Paragraph 2.3 of the Lease, LESSOR's warranty in Paragraph 2.3 is subject to the following limitations: (a) the warranty applies only to the improvements included in the Building Shell, and LESSOR is not making any warranty concerning the compliance of the design of the Tenant Improvements with such codes, regulations, ordinances and restrictions; (b) the warranty only applies to any condition which (i) violates building codes, regulations or ordinances, and (ii) has a material, adverse impact on LESSEE's use of the Premises for office, distribution and warehousing use; and (c) LESSEE, not LESSOR, shall be responsible for any modifications or improvements required on account of special Americans With Disabilities Act ("ADA") requirements resulting from any unusual use or employment practices of LESSEE which are not ordinary and customary to the use or practices of tenants generally in similarly situated real estate projects. If LESSEE does not give LESSOR written notice of the Premises non-compliance, as of the Commencement Date, with the warranty within one (1) year after the Commencement Date, correction of any non-compliance shall be the obligation of LESSEE, at LESSEE's sole cost and expense.

         6.2 SPECIAL PROVISIONS REGARDING HAZARDOUS MATERIALS. Except as expressly provided in this subsection, LESSOR is not making any representation, warranty or agreement concerning the absence of Hazardous Substance contamination of the Premises and LESSEE is assuming all risk of loss arising from the presence of any Hazardous Substance contamination, whether existing now or in the future. Promptly following Substantial Completion of the Premises, LESSOR shall procure a Phase I Environment Site Assessment Report prepared by a qualified investigator ("Phase I Report"). If the Phase I Report discloses the existence of any Hazardous Substance contamination of the Premises, LESSOR, subject to the limitation in subsection 6.2.1 of this Addendum, shall be responsible to conduct and pay for any additional investigation or further inquiry concerning such Hazardous Substances and the cost of investigation removal, remediation, restoration and/or abatement of such Hazardous Substance contamination; provided, however, LESSOR shall not otherwise be liable to LESSEE for any loss, damage, cost or expense suffered or incurred as a consequence of such Hazardous Substance contamination. If the Phase I Report does not disclose the existence of any Hazardous Substance contamination, then LESSOR shall not thereafter have any further responsibility or liability with respect to any Hazardous Substance Contamination.

         6.2.1 LESSOR'S TERMINATION OPTION. If a Hazardous Substance contamination is identified in the Phase I Report, (unless LESSEE is legally responsible therefore, in which case LESSEE shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect), and if the estimated cost to remediate such condition exceeds Two Hundred Fifty Thousand dollars ($250,000.00), as determined by LESSOR in good faith, then LESSOR shall have the right to terminate the Lease by giving written notice to LESSEE within ninety (90) days after receipt by LESSOR of the Phase I Report disclosing the Hazardous Substance condition of LESSOR's desire to terminate this Lease. In the event LESSOR elects to give a termination notice, LESSEE may, within thirty (30) days thereafter, give written notice to LESSOR of LESSEE's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds $250,000.00. LESSEEshall provide LESSOR with adequate funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and LESSOR shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If LESSEE does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in LESSOR's notice of termination.

          6.3 LESSOR'S ENFORCEMENT OF CONTRACTOR'S WARRANTIES. LESSOR has obtained from Contractor the following warranties ("Contractor's
Warranties"):

          "CONTRACTOR unconditionally warrants all materials and equipment furnished under this Contract will be new, unless otherwise specified, and that all Work will be of good quality, free from material faults and defects and in conformance with the Contract Documents. CONTRACTOR, at its expense, shall repair or replace any Work requiring replacement or repair within one (1) year from completion of the Project, except with respect to the roof maintenance only, which CONTRACTOR will repair or replace within two (2) years as required to prevent water penetration. In the event CONTRACTOR fails to timely perform its warranty obligation, OWNER shall have the right to cause such repairs or replacements and CONTRACTOR shall be liable for the reasonable costs of such repairs or replacements."

Notwithstanding the limitation on the LESSOR's warranties under Paragraphs
2.2 and 2.3 of the Lease and under this section or the time for enforcement of LESSOR's warranties has expired, to the extent that any warranties provided by the Contractor in connection with the construction of the Premises cover any of the items described in Paragraphs 2.2 or 2.3 of the Lease or LESSOR has any claim against the Contractor on account of any defect or deficiency in the construction of the Premises, upon the written request of LESSEE, LESSOR shall either (a) take such commercially reasonable action as necessary to enforce any such warranties or claims for the benefit of LESSEE to the extent LESSEE incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Lease for the repair or maintenance of the Premises on account of any items covered by the Contractor's warranty or as a result of any such defects or deficiencies, provided that LESSOR shall first be entitled to recover its Legal Expenses (as defined below) prior to any reimbursement to LESSEE of any such out-of-pocket expenses, or (b) assign to LESSEE the right to enforce any such warranties or claims, provided any such assignment shall be effective only to the extent LESSEE incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Lease for the repair or maintenance of the Premises on account of any items covered by the Contractor's warranty or as a result of any such defects or deficiencies, and LESSOR shall be entitled to receive any excess recovery after deduction of LESSEE's Legal Expenses (as defined below).

          6.3.1 "LEGAL EXPENSES" DEFINED. For purposes of this section, the term "Legal Expenses" means reasonable attorneys' fees and costs (including any expert witness fees), including attorneys' fees and costs in connection with the enforcement of any award or judgment or any appellate proceedings, which Legal Expenses are incurred by LESSOR in the event LESSOR elects to enforce warranties or claims in any legal proceedings against the Contractor, or incurred by LESSEE, in the event LESSOR assigns the right to LESSEE to enforce such warranties or claims directly against the Contractor.

          6.3.2 LIMITATIONS. Nothing in this section shall be construed or applied to expand the scope of LESSOR's warranties under Paragraph 2 of the Lease or otherwise extend the time for LESSEE's enforcement of LESSOR's warranties.

     7. USE OF PREMISES. LESSEE shall be solely responsible for determining that the Premises are suitable and feasible for LESSEE's intended use and for determining all Applicable Requirements. LESSOR, by giving its consent to any use, shall not be deemed to warrant that such use is permissible under the Applicable Requirements nor shall such consent constitute a waiver of any other condition or requirement of this Lease and under no circumstance whatsoever shall LESSOR have any liability to LESSEE (nor shall the validity of this Lease be effected) if it is determined that any intended use is not permitted or is in some manner subject to restrictions or limitations.

          7.1 EXCEPTION/HAZARDOUS MATERIALS. Without limiting LESSEE's obligations under Paragraph 6 of the Lease regarding compliance with Hazardous Substance Laws, LESSEE has completed and delivered to LESSOR, a Hazardous Materials Questionnaire in the form as set forth in EXHIBIT "6" annexed to the Lease, which LESSOR may use for filing with applicable government authorities in the event that LESSOR is required to make any such filing. Within fifteen (15) days of a written request by LESSOR, LESSEE agrees to complete and deliver to LESSOR an updated Hazardous Materials Questionnaire. Notwithstanding any other provisions of the Lease, LESSEE shall not use or otherwise engage in any activity upon the Premises that would constitute a Reportable Use as defined in Paragraph 6.2(a) of the Lease or otherwise significantly increase the risk of and/or potential severity of contamination of Hazardous Substances, without LESSOR's prior written consent in its sole discretion, including, without limitation engaging in any business primarily involving the transport, storage, processing, packaging or manufacture of Hazardous Substances.

     8. ADDITIONAL PROVISIONS REGARDING REMOVAL OF PERSONAL PROPERTY. For all purposes of the Lease (including Paragraph 7.4 of the Lease), the Tenant Improvements shall constitute "Alterations and Utility Installations" and, unless LESSOR otherwise ejects, shall become the property of LESSOR and shall not be removed by LESSEE upon expiration or earlier termination of the Lease. The term "Personal Property" means trade fixtures, personal property, inventory, business equipment and furnishings supplied, owned or leased by LESSEE, including, without limitation, components of LESSEE's telephone system, computer and computer network systems and security systems; provided, however, cabling and conduits for such systems shall not be removed by LESSEE and shall be surrendered with the Premises upon expiration of the Lease. Notwithstanding any other provision, LESSEE may not remove any property, including any Personal Property, if such removal would cause material damage to the Premises, unless such damages can be and are repaired by LESSEE. Furthermore, LESSEE shall repair any damage to the Premises caused by LESSEE's removal of any such Personal Property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by LESSEE upon the Commencement Date, reasonable ordinary wear and tear excepted. The provisions of Paragraph 73 of the Lease shall apply to any restoration work under this section the same as if the restoration was an Alteration or Utility

Installation.

          8.1 FAILURE TO REMOVE PERSONAL PROPERTY. If LESSEE shall fail to remove any personal property which it is entitled to remove under this Lease prior to termination or expiration of this Lease, then LESSOR may retain ownership of such property or may dispose of the property under the provisions of Section 1980 ET SEQ. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law, without further notice or liability to LESSEE.

          8.2 LEASE/SECURITY INTEREST FILING. In the event LESSEE shall lease of finance the acquisition of Personal Property utilized by LESSEE in the operation of LESSEE's business, LESSEE warrants that any Uniform Commercial Code financing statement executed by LESSEE will upon its face or by exhibit clearly indicate that such financing statement is applicable only to Personal Property of LESSEE specifically described in the financing statement that is subject to removal on the expiration or earlier termination of this Lease. In no event shall the address of the Building (or other information identifying the Premises) be furnished on the financing statement without qualifying language as to applicability of the lien only to Personal Property of LESSEE described in the financing statement. Should any holder of a security agreement executed by LESSEE record or place of record a financing statement which appears to constitute a lien against any interest of LESSOR in the Premises, LESSEE shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to LESSOR to facilitate LESSOR's being in a position to show such lien is not applicable to any interest of LESSOR, and (ii) the holder of the security interest to amend documents or record so as to clarify that such lien is not applicable to any interest of LESSOR in the Premises.

      9. LESSOR'S INDEMNITY OBLIGATION. Notwithstanding the exemption from LESSOR's liability provided in Paragraph 8.8 of the Lease, LESSOR agrees to indemnify, defend and hold harmless LESSEE from any loss, damage, cost or expense (including reasonable attorneys' fees and legal expenses) suffered or incurred by LESSEE as a result of any personal injury or property damage caused by LESSOR's employees, agents or contractor while such employees, agent or contractors are present on the Premises.

      10. ADDITIONAL INSURANCE PROVISIONS. The provisions of this section supplement the provisions of Paragraph 8 of the Lease, provided in the event of any inconsistency, the provisions in this section shall supersede and control.

          10.1 ADJUSTMENT OF LESSEE'S LIABILITY INSURANCE. The liability insurance to be maintained by LESSEE in accordance with Paragraph 8.2 of the Lease shall be subject to increase no more frequently than each three (3) Lease Years as reasonably determined by LESSOR's insurance advisor taking into account prevailing industry practices for similar businesses.

          10.2 LIMITATION ON WAIVER OF SUBROGATION. As between LESSOR and LESSEE, the waiver and release set forth in Paragraph 8.6 of the Lease shall only apply to the extent of the actual amount of the insurance proceeds received.

          10.3 SPECIAL DEDUCTIBLE/EARTHQUAKE INSURANCE. In the event earthquake insurance coverage is required by LESSOR's lender, such insurance shall be subject to reasonable deductibles. In accordance with industry practices in the locale as reasonably determined by LESSOR's professional insurance advisor, provided, LESSOR shall be responsible for payment of any such deductible amounts.

      11. ADDITIONAL PROVISIONS REGARDING ASSIGNMENT/SUBLEASE. This section includes provisions that modify and/or supplement the provisions of Paragraph 12 of the Lease concerning the assignment and subleasing of the Premises. Except as expressly set forth in subsections 11.1 to 11.3 of this Addendum, the provisions of Paragraph 12 of the Lease shall be enforced in accordance with their terms.

          11.1   AFFILIATE TRANSACTION. Subject to compliance with Paragraph
12.2 of the Lease and the requirements of sections 11.1.1 to 11.1.4 of this Addendum, LESSOR's consent to an Affiliate Transaction shall not be required, and the provisions of Paragraph 12.1(d) of the Lease shall not apply to an Affiliate Transaction so long as LESSEE is not otherwise in Default under this Lease at the time of the proposed transaction. The term "Affiliate Transaction" means (a) any assignment or sublease to an entity controlling, controlled by or under common control with LESSEE; or (b) any assignment resulting from a bona fide consolidation, merger or purchase of substantially all of LESSEE's assets; provided, however, any such assignment or sublease shall not release or otherwise affect LESSEE's liability for its obligations under the Lease.

               11.1.1 NOTICE AND TRANSFER DOCUMENTATION TRANSACTION. Any Affiliate Transaction shall comply with all conditions and requirements in this section 11.1.1. No later than ten (10) days following the consummation of an Affiliate Transaction, any assignee or sublessee shall (a) execute and deliver to LESSOR a copy of this Lease to confirm such assignee's or sublessee's assumption of any and all obligations of LESSEE under this Lease, and (b) deliver to LESSOR, Transfer Documentation as described in clauses
(a), (b) and (c) of section 11.2.2 of this Addendum.

               11.1.2 ADDITIONAL REQUIREMENTS. In the case of an Affiliate Transaction described in clause (b) of section 11.1 of this Addendum in addition to compliance with the requirements in section 11.1.1 of this Addendum, such assignee or sublessee, shall: deliver to LESSOR the additional Transfer Documentation as described in clause (d) of section 11.2.2 of this Addendum evidencing satisfaction of the Financial Standard (as defined below) to qualify as an Affiliate Transaction. The term "Financial Standard" means:
(a) immediately prior to and after the sale and transfer of assets or stock to such the assignee or sublessee, such assignee or sublessee has a net worth, determined in accordance with generally accepted accounting principles, which exceeds $5,000,000.00; and (b) for the fiscal year immediately preceding the sale and transfer of such assets or stock such assignee or sublessee has realized a net profit, determined by generally accepted accounting principles consistently applied, of not less than $1,000,000.00. If the proposed assignee or sublessee does not satisfy such Financial Standard than such transaction shall not constitute an Affiliate Transaction and shall require LESSOR's consent in accordance with section
11.2 of this Addendum.

               11.1.3 NO CHANGE IN HAZARDOUS SUBSTANCE USE. In order to qualify as an Affiliate Transaction, the assignee's or sublessee's use of the Premises shall not increase the risk of contamination of any Hazardous Substance from the risk presented by LESSEE's use of the Premises as determined by a qualified environmental consultant designated by LESSOR.

               11.1.4 NON-COMPLIANCE/DEFAULT. If a purported Affiliate Transaction does not comply with all requirements and conditions for a qualified Affiliate Transaction, such transaction shall require LESSOR's consent in accordance with the procedures in section 11.2 of this Addendum and the occurrence of such transaction without such consent shall constitute a Default under this Lease.

          11.2 NON-AFFILIATE TRANSACTIONS. The provisions in this section are in addition to the provisions of Paragraph 12 of the Lease, provided such provisions do not apply to an Affiliate Transaction except as stated in section 11.1 of this Addendum.

               11.2.1 PRESUMPTION OF REASONABLENESS. To the extent that the Lease provides for LESSOR's reasonable consent to an assignment or sublease of the Lease, LESSEE acknowledges and agrees that LESSOR shall be conclusively deemed to have reasonably withheld such consent If (a) a proposed assignee does not comply with the Financial Standards described in section 11.1 of this Addendum as of the date of the proposed assignment or sublease, or (b) the assignee's or sublessee's use of the Premises would increase the risk of contamination of any Hazardous Substance from the risk presented by LESSEE's use of the Premises as determined by a qualified environmental consultant designated by LESSOR. LESSEE shall be responsible for the fees of such consultant. Nothing in this section shall be construed or applied to restrict LESSOR from withholding its consent for other reasonable grounds, and this provision is included solely to provide LESSOR the benefit of the conclusive presumption with respect to one or both of the above described conditions.

               11.2.2 "TRANSFER DOCUMENTATION" DEFINED. The term "Transfer Documentation" means and includes the following documentation, which shall be certified in writing as true, correct and complete by the LESSEE and any assignee or sublessee: (a) the name, address, telephone number and responsible representative of the assignee or sublessee; (b) written reports, government filings and other relevant documentation, if any, describing the extent of the use of Hazardous Substances in assignee's or sublessee's general business operations and, if different, the use of the Premises proposed by assignee or sublessee; (c) all written contracts and agreements, including lease assignments, signed between LESSEE (or any of its affiliates) and the assignee or sublessee relating to or in any way concerning the assignment or subletting or any contemporaneous transaction, which in the case of a purported Affiliate Transaction, such contracts and agreements must evidence that the assignment or sublease conform to all requirements of an Affiliate Transaction; and (d) audited financial statements prepared by a certified public accountant or equivalent, for the last three (3) years of assignee's operation, including balance sheet, income statements and any other statement prepared in the ordinary course of assignee's or sublessee's operations.

               11.2.3 TIME FOR CONSENT. LESSOR shall give LESSEE written notice of its consent or refusal to consent to a proposed assignment no later than forty five (45) days following receipt from LESSEE of the last of the Transfer Documentation and LESSEE's payment under Paragraph 12.2(e) of the Lease ("LESSOR's Notice"). If LESSOR does not timely give LESSOR's Notice, LESSOR shall be deemed to have given its consent to the assignment as disclosed in the Transfer Documentation.

               11.2.4 RIGHT OF FIRST REFUSAL. In the event LESSEE desires to assign this Lease or enter into a Major Sublease of the Premises other than in an Affiliate Transaction, LESSOR shall have a period equal to the period for LESSOR to consent or not consent under section 11.2.3 of this Addendum ("Election Period") to notify LESSEE of LESSOR's election to terminate this Lease as to the entire Premises, in which event Tenant shall be released from all further obligations under the Lease and LESSOR shall be free to enter into a new lease with the proposed assignee or sublessee; provided, however, in the case of a Major Sublease, such termination shall only apply with respect to the portion of the Premises subject to such sublease and this Lease shall remain in full effect with respect to the remaining portion of the Premises. The provisions of this section apply regardless of whether or not LESSOR agrees to consent to such transfer. The term "Major Sublease" means a sublease (a) for 25% or more of the Rentable Square Footage of the Premises then used by LESSEE taking into account any prior sublease(s) for a term of (a) three (3) years or more, or (b) if the remaining Term of the Lease is less than five (5) years, then substantially all of the remaining Term of the Lease. If LESSOR does not give LESSEE notice of its election to exercise its right to terminate all or a portion of the Lease as provided in this provision on or before expiration of the Election Period, then LESSOR's rights under this section shall expire with respect to the proposed transaction and the provisions of section 11.2.5 below shall apply.

               11.2.5 RENT ADJUSTMENT. If LESSEE subleases the Premises (regardless of whether such sublease is consented to by LESSOR) and, if applicable, LESSOR does not elect to terminate the Lease in accordance with section 11.2.4 of this Addendum, the Rent due under this Lease shall be automatically increased as follows: (a) in the case of a Major Sublease, in an amount equal to fifty percent (50%) of the Net Profit (as defined below) received by LESSEE from such sublessee; or (b) in the case of a sublease other than a Major Sublease, in an amount equal to twenty five percent (25%) of the Net Profit (as defined below) received by LESSEE from such sublessee. "Net Profit" shall mean the excess in Base Rent or other consideration received by LESSEE for the portion of the Premises sublet, over the Base Rent and other Rent payable by LESSEE to LESSOR for such portion of the Premises, after deducting reasonable brokerage commissions actually paid by LESSEE for such. Such amounts shall be due and payable within fifteen (15) days from LESSEE's receipt. In the event of subletting of only a portion of the Premises, in calculating whether the rent received by LESSEE exceeds the Rent payable under this Lease, the Rent payable under the Lease shall be prorated according to the Rentable Square Feet subject to the sublease. In the case of a permitted assignment LESSOR's only right is to elect to terminate the Lease in accordance with section 11.2.4 above, and if LESSOR does not elect to terminate the Lease, no adjustment in Rent shall be made under this section on account of such assignment. In no event shall the Rent due under the Lease be reduced as a result of the operation of this section.

               11.2.6 NONCOMPLIANCE WITH CONSENT REQUIREMENT. In the case of an assignment or sublease which requires LESSOR's consent but for which LESSEE did not obtain LESSOR's consent in addition to all other rights and remedies, LESSOR may elect, by giving LESSEE written notice, to adjust the Rental payable under this Lease to an amount equal to the then fair rental value of the Premises.

               11.2.7 LESSEE'S ACKNOWLEDGEMENTS. LESSEE acknowledges and agrees that LESSEE is entering into this Lease to acquire the right to occupy and possess the Premises for the operation of its business and not for the purpose of or with a view to realizing a speculative economic return from an increase in the value of the Premises by subleasing or assignment. LESSEE agrees that, except as expressly provided, any such increase in value shall belong to and constitute the property of LESSOR and, thus, the provisions of section 11.2.4 providing for LESSOR's right to terminate the Lease and the provisions of section 11.2.5 providing for the adjustment of Rent in certain circumstances are fair, just and equitable and a part of the negotiated bargain between LESSOR and LESSEE.

          11.3 NO RELEASE OF LIABILITY. Notwithstanding any subletting or assignment, LESSEE shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by LESSEE, except as provided in section 11.2.4 above. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. To the extent that LESSEE may contend that it is a surety or guarantor of the obligations of the assignee or sublessee in contravention of the provisions of this section, LESSEE freely, voluntarily and unconditionally waivers and releases any and all defenses of a surety or guarantor, including without limitation, rights, defenses or benefits which might otherwise be available to any surety guarantor under California Civil Code Sections 2787 through 2855, inclusive, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and any successor sections to such sections of the Civil Code and Code of Civil Procedure.

          11.4   SUBLEASE.   In addition to the provisions of Paragraph 12.3
of the Lease, any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease. LESSOR's consent to any sublease shall not be deemed a waiver of the requirement that LESSEE obtain LESSOR's consent for any further subletting by any sublessee of LESSEE. In addition to any other provisions, LESSOR's consent under this Lease shall be required with respect to any manner that LESSEE specifies to a sublease as requiring LESSEE's consent.

     12. NO RESTRICTION ON LESSOR'S REMEDIES. In the event that LESSEE commits a Breach of the Lease by failing or refusing to take possession of the Premises and commencing payment of the Rent, nothing in the Lease is intended to nor shall it be applied to restrict any rights or remedies that LESSOR may have on account of such Breach, including, without limitation, LESSOR's entitlement to recover consequential and incidental damages from LESSEE on account of such breach. LESSEE acknowledges that it is aware that, based upon LESSEE's inducement in entering into this Lease, LESSOR is making a substantial investment of its own funds and creditworthiness to develop the Building, and, in the event of such Default by LESSEE, LESSOR will suffer substantial damages and losses, including lost profits and loss of use of its invested funds and credits and potential loss of its creditworthiness and business reputation.

     13. ADDITIONAL PROVISIONS REGARDING INDUCEMENT RECAPTURE. Notwithstanding the provisions of Paragraph 13.3 of the Lease, neither the Tenant Improvement Allowance or the Tenant Improvements provided by LESSOR shall be deemed a part of the "Inducement Provisions" since the Tenant Improvement Allowance Amortization Charge separately payable by LESSEE already includes such amounts.

     14. ADDITIONAL PROVISIONS REGARDING TENANCY STATEMENT. In addition to the information required under Paragraph 16 of the Lease, LESSOR may also require that LESSEE certify to the absence of any violations of any Hazardous Substance Laws and require that LESSEE provide and certify to an updated Hazardous Materials Questionnaire. In addition, in lieu of the form of the Estoppel Certificate described in Paragraph 16 of the Lease, LESSOR shall have the right, at its election, to require LESSEE to deliver an Estoppel Certificate in the form of the Estoppel Certificate annexed to this Addendum as EXHIBIT "7" and LESSEE agrees to execute and deliver to LESSOR from time to time as requested by LESSOR.

     15. PROHIBITION AGAINST RECOGNITION. LESSEE shall not record nor accept to record this Lease or any memorandum referencing its option rights.

     16. ADDITIONAL PROVISIONS REGARDING SUBORDINATION/NON-DISTURBANCE. Without limiting the generality of LESSEE's obligations under Paragraph 30 of the Lease, LESSEE approves the form of the Subordination, Nondisturbance and Attornment Agreement annexed to the Lease as EXHIBIT "8" for use in connection with any of LESSOR's financing of the Building which may, if elected by LESSOR, be used in lieu of the form described in Paragraph 30 of the Lease. LESSEE agrees to execute, acknowledge and deliver to LESSOR from time to time as requested by LESSOR, such documents in favor of LESSOR's lender(s) within ten (10) days of LESSOR's request and the failure to timely provide such documentation shall constitute a non-curable Default under this Lease.

     17. SIGNAGE. LESSEE shall be entitled to one sign displaying its name on the exterior facade of the building immediately in from of the entrance to the premises subject to LESSOR's approval of the design, method of installation and construction. LESSEE shall include such proposed signage plans as a part of the Tenant Improvement Plans to be submitted for LESSOR's approval. All installation and maintenance signage costs will be born by the LESSEE. LESSEE shall be responsible for all its expense, causing all signage to be permitted by the City of [ineligible] and conform to the Covenants Conditions and Restrictions for the Pomerade Business Park and any other Applicable Requirements.

     18. CORPORATE RESOLUTION. Within ten (10) days of Lease execution, LESSEE shall provide LESSOR with a certified copy of a Corporate Resolution authorizing the person(s) designated below to execute this Lease on the behalf of LESSEE and thereupon become a binding contractual obligation of LESSEE.

     19. RIGHT OF FIRST OFFER. After the expiration of the first Lease Year and during the remaining Original Term or any Extended Term, LESSEE shall have a Right of First Offer to lease the remaining space in the building (Remaining Space) strictly in accordance with the terms and conditions of subsections 19.1 to 19.6 of this Addendum.

          19.1 OFFER NOTICE. If LESSOR desires to lease the Remaining Space to a third party ("Third Party Lease"), LESSOR agrees to provide LESSEE with a written notice ("Offer Notice") of LESSOR's interest to lease the Remaining Space before entering into any binding agreement to lease the Remaining Space to a third party. The Offer Notice shall set forth all of the material terms ("Offer Terms") of the proposed lease offering, including the proposed rent payable by the tenant and commencement date.

          19.2 ACCEPTANCE OF OFFER TERMS. LESSEE shall have five (5) days after the deliver of the Offer Notice described above to elect to lease the Remaining Space by (a) giving written notice to LESSOR of such election, and
(b) executing and delivering to LESSOR within such ten (10) day period written acceptance of the Offer Terms. If LESSEE does not elect to lease the LESSOR in accordance with the Lease.

         25. RESTRICTIVE COVENANT. Subject to the limitations provided in sections 25.1 to 25.4 below, LESSOR agrees to include in any lease of other space in the Building of which the Premises are a part, the following provision restricting the use of such other space:

         "Notwithstanding any other provision of this Lease, LESSEE shall not use, nor permit any Sublessee to use, the Premises for the purpose of conducting a Primary Business consisting of an electronics manufacturing services business specializing in box-build or sub-assemblies for original equipment manufacturers primarily using or distributing their products in the United States ("EMS"). The term "Primary Business" means that during any calendar year more than fifty percent (50%) of LESSEE's revenues are derived from engaging in the restricted EMS business.

         LESSEE acknowledges and agrees that LESSOR has included this provision in this Lease in fulfillment of certain requirements in LESSOR's lease with Technetics, Inc., DBA Smtek San Diego ("Smtek") and this provision is expressly intended for the benefit of and shall be enforceable by Smtek through injunction relief or other equitable remedies in the event of LESSEE's violation of these provisions."

         25.1 NO LESSOR ENFORCEMENT OBLIGATION. LESSOR shall not be responsible for undertaking any legal action to enforce such restrictive covenant against such other tenant nor shall LESSOR be obligated to terminate the lease of such other tenant or otherwise declare such lease in default or breach on account of the failure of such other tenant to abide by such restrictive covenant. LESSEE shall be solely responsible for the enforcement of such restrictive covenant and LESSOR is not making any representation, warranty or other covenant that such restrictive covenant is, or will be, under any circumstances enforceable by LESSEE.

         25.2 NO LIABILITY/NO TERMINATION. Under no circumstances whatsoever shall LESSOR have any liability to LESSEE as a result of the breach or default of such other tenant of such restrictive covenant and no such breach or default shall constitute a basis for LESSEE's termination of this Lease or any adjustment or other modification of any of the terms or conditions of this Lease.

         25.3 NON-TRANSFERABLE RIGHT. LESSEE's rights under this section and under the restrictive covenants are solely for the benefit of Smtek, the original LESSEE, and shall not be subject to assignment or sublease or enforceable by any assignee or sublessee.

         25.4 SUBORDINATE TO LENDER'S INTEREST. The rights of LESSEE under this section are subordinate and inferior to any lender holding a mortgage, deed of trust or other security interest in the Building. In the event ownership of the Building is acquired by any such lender of LESSOR, whether by foreclosure, deed-in-lieu of foreclosure or other similar transactions as a result of LESSOR's default on any of its obligations to such lender, or LESSOR's ownership is otherwise divested by any action of such lender, then all of LESSEE's rights under this section 25 shall immediately terminate without further notice or demand.

         25.5 TERMINATION ON DEFAULT. The restrictive covenant provided in this section shall terminate automatically and without notice or demand from LESSOR in the event LESSEE commits a Default or Breach under this Lease.

         26. NO BINDING OFFER. LESSOR'S SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION AND/OR SIGNATURE BY LESSEE DOES NOT CONSTITUTE AN OFFER TO LEASE, NOR A RESERVATION OF, NOR AN OPTION FOR THE LEASE OF THE PREMISES. THE DOCUMENT SHALL NOT BE BINDING AND IN EFFECT AGAINST EITHER PARTY UNTIL AT LEAST ONE COUNTERPART OF THIS LEASE IS FULLY EXECUTED AND DELIVERED BY LESSOR AND LESSEE.

                                       "LESSOR"

                                       POMERADO LEASING NO. 8 L.P.,
                                       a California limited partnership

                                       By:      WHITMANN, INC.,
                                                a California corporation,
                                                Its General Partner


                                       By:   /s/ Jeffrey C. Hamann
                                          -----------------------------------
                                             Jeffrey C. Hamann, President

                                       By:   /s/ Daniel M. Whitaker
                                          -----------------------------------
                                             Daniel M. Whitaker, Secretary


                                       "LESSEE"

                                       Technetics, Inc. dba Smtek San Diego,
                                       a California corporation


                                       By:   /s/ Michael E. Perry
                                          -----------------------------------
                                            [Signature]


                                             Michael E. Perry
                                          -----------------------------------
                                            [Print Name], President


                                       By:
                                          -----------------------------------
                                            [Signature]



                                          -----------------------------------
                                            [Print Name], Secretary

EXHIBIT 99.4

                               GUARANTY OF LEASE

     THIS GUARANTY OF LEASE ("Guaranty") is dated as of December 20, 2000, by POMERADO LEASING NO. 8 L.P., a California limited partnership ("LESSOR"), and SMTEK INTERNATIONAL, INC., a Delaware corporation ("GUARANTOR"), and is made with reference to the following facts, which are a material part of this
Guaranty:

     A. LESSOR and Technetics, Inc. DBA Smtek San Diego, a California corporation, ("TENANT"), are parties to that certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated December 20, 2000, as amended ("Lease"), wherein, among other obligations, TENANT is renting and occupying the Premises described in the Lease. Any words or phrases defined in the Lease shall have the same meaning when used in this Agreement unless otherwise expressly provided.

     B. As a material and essential inducement to LESSOR's consent as provided in the Assignment Consent and for other sufficient consideration, GUARANTOR has offered and agreed to guaranty the payment of all obligations and the performance of all covenants as set forth in the Lease as provided in this Guaranty.

            IT IS THEREFORE AGREED, in consideration for the representations, warranties and covenants of the parties and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

     1. GUARANTEED OBLIGATIONS. GUARANTOR hereby unconditionally and irrevocably guarantees to LESSOR the payment of, and promises to pay to LESSOR, or order, upon demand after any Default or Breach under the Lease, all indebtedness and obligations, of any nature whatsoever, of TENANT under the Lease and any and all extensions, renewals, substitutions, replacements and modifications thereof, and additionally promises to timely perform all other obligations as set forth in the Lease. For purposes of reference in this Guaranty, all of the obligations described in this section being guaranteed by GUARANTOR are referred to as the "Guaranteed Obligations".

     2. LIMIT OF GUARANTEED OBLIGATIONS. GUARANTOR's liability for the Guaranteed Obligations will be limited to the first $969,000 accruing on account of the Guaranteed Obligations, together with legal interest thereon and legal expenses (i.e. reasonable attorneys' fees and other legal costs) incurred by LESSOR in (a) obtaining possession of the Premises from LESSEE in the event LESSOR becomes entitled to obtain such possession on account of LESSEE's Breach of the Lease, and (b) in enforcing GUARANTOR's obligations ("Liability Limitation"). Additionally this Liability Limitation will decline by $100,000 on each anniversary of the Commencement Date of the Lease unless
(i) there has been a Breach of the Lease or (ii) the Tenant is in Default of the Lease at the time such reduction would otherwise be effective. If the Tenant at any time has committed a Breach of the Lease, there will be no further reduction in the Liability Limitation. If the Tenant has committed a Default under the Lease, the reduction of the Liability Limitation will not occur until the Default is fully cured and the next reduction will then occur on the anniversary date such Default was cured. The GUARANTOR will have no obligation for any Guaranteed Obligations accruing after the end of the initial term of the Lease.

     3. INDEPENDENT OBLIGATIONS. This Guaranty is a guaranty of payment and not of collection. GUARANTOR's obligations under this Guaranty are independent of those of TENANT and of the obligations of any other guarantor, and are not conditioned or contingent upon the validity, regularity, or enforceability of the Guaranteed Obligations or of the obligations of any other guarantor. LESSOR may bring a separate action against GUARANTOR without first proceeding against TENANT, any other guarantor, or any other person or entity. LESSOR's rights under this Guaranty in respect of the Guaranteed Obligations shall not be exhausted by any action of LESSOR until all of the Guaranteed Obligations have been fully and indefeasibly paid.

     4. WAIVER OF DEFENSES. GUARANTOR hereby waives all other rights and defenses that are or may become available to GUARANTOR by reason of California Civil Code Sections 2787 to 2839 inclusive. GUARANTOR waives all rights under California Civil Code Section 2849 and any other benefit of or right to participate in any security now or hereafter held by LESSOR. Without limiting the generality of the preceding provision, GUARANTOR waives and agrees not to assert or take advantage of:

     (a) any right to require LESSOR to proceed against TENANT, any other guarantor, or any other person or entity, or to pursue any other remedy whatsoever, including, without limitation, any such right or any other right set forth in or arising out of any of Sections 2845, 2847, 2848, 2849, and 2855 of the California Civil Code;

     (b) any defense based upon any legal disability of TENANT or of any other guarantor or any discharge or limitation of the liability of TENANT or of any other guarantor to LESSOR, or any restraint or stay applicable to actions against TENANT or against any other guarantor, whether such disability, discharge, limitation, restraint, or stay is consensual, arises by order of a court or other governmental authority, or arises by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, including, without limitation, any defense to the payment of interest, attorneys' fees and costs, and other charges that otherwise would accrue or become payable in respect of the Guaranteed Obligations after the commencement of any such proceeding;

     (c) setoffs or counterclaims (except as otherwise available to TENANT), presentment, demand, protest, notice of protest, notice of non-payment, or other notice of any kind;

     (d) any defense based upon the modification, renewal, extension, or other alteration of the Guaranteed Obligations;

     (e) any defense based upon LESSOR's delay that constitutes laches in enforcing this Guaranty; LESSOR agrees that GUARANTOR does not waive its right to a defense of the statute of limitations under California law for breach of a written contract, said statute of limitations being four (4) years after GUARANTOR's default under this Guaranty;

     (f) any defense based upon the death, incapacity, lack of authority, or termination of existence of, or revocation of this Guaranty by, any person or entity or persons or entities, or the substitution of any party to this Guaranty;

     (g) any defense based upon or related to GUARANTOR'S lack of knowledge as to TENANT's financial condition; and

     (h) any defense based upon the impairment of any subrogation or reimbursement rights that GUARANTOR might have.

     5. TENANT'S FINANCIAL CONDITION. GUARANTOR acknowledges that GUARANTOR is relying upon GUARANTOR's own knowledge and is fully informed with respect to TENANT's financial condition. GUARANTOR assumes full responsibility for keeping fully informed of the financial condition of TENANT and all other circumstances affecting TENANT's ability to perform its obligations to LESSOR, and agrees that LESSOR will have no duty to report to GUARANTOR any information that LESSOR receives about TENANT's financial condition or any circumstances bearing on TENANT's ability to perform all or any portion of the Guaranteed Obligations, regardless of whether LESSOR has reason to believe that any such facts materially increase the risk beyond that which GUARANTOR intends to assume or has reason to believe that such facts are unknown to GUARANTOR or has a reasonable opportunity to communicate such facts to GUARANTOR.

     6. SUBROGATION AND ADDITIONAL WAIVER. Until all the covenants and conditions in the Lease on TENANT's part to be performed and observed, are fully performed and observed, GUARANTOR (a) shall have no right of subrogation against TENANT by reason of any payments or acts of performance by GUARANTOR hereunder; and (b) subordinates any liability or indebtedness of TENANT now or hereafter held by GUARANTOR to the obligations of TENANT to LESSOR under the Lease. GUARANTOR waives all rights and defenses arising out of an election of remedies by LESSOR, even though that election of remedies has destroyed or diminished GUARANTOR's rights of subrogation and reimbursement against TENANT.

     7. LIABILITY OF GUARANTOR. The liability of GUARANTOR under this Guaranty shall in no way be affected by (a) the release or discharge of TENANT in any creditor's receivership, bankruptcy or similar proceeding; (b) the impairment, limitation or bankruptcy, or of any remedy for the enforcement of TENANT's liability under the Lease resulting from the operation of any present or future provision of the bankruptcy code or similar statute or similar decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by TENANT; (e) any disability of TENANT; (f) the exercise by LESSOR of any of its rights or remedies reserved under the Lease or by law; or (g) any termination of the Lease (except to the extent that LESSOR otherwise specifically agrees in writing).

     8. FINANCIAL STATEMENTS. If LESSOR desires to sell, finance or refinance the property which compromises in whole or in part the Premises which are the subject of the Lease, GUARANTOR agrees to deliver to any LESSOR or buyer designated by LESSOR financial statements of GUARANTOR (in such form as customarily prepared by or for GUARANTOR, including all audited statements prepared, if any) as may be reasonably required by such LESSOR or buyer. Such statements shall include the past three (3) years' financial statements of GUARANTOR. And such financial statements shall be received by LESSOR in confidence and shall be used only for the foregoing purposes.

     9. ATTORNEYS FEES. In the event of any litigation between GUARANTOR and LESSOR to enforce or interpret this Guaranty or in connection with the Lease, the unsuccessful party to such litigation agrees to pay to the successful party all fees, costs and expenses, including reasonable attorneys' fees, expert witness fees and expenses.

    10. BINDING EFFECT/ASSIGNMENT. This Guaranty shall be binding upon GUARANTOR and GUARANTOR's heirs, executors, personal representatives, successors, and assigns, and shall inure to the benefit of, and be enforceable by, LESSOR and LESSOR's successors and assigns, including any lender of LESSOR receiving such assignment as security. The benefit of this Guaranty shall be assignable by LESSOR to successors and assigns and enforceable by them, and the term "LESSOR" as used in this Guaranty includes such successors and assigns. Any assignment of the Lease shall be deemed to include the assignment of this Guaranty notwithstanding that this Guaranty is not separate described in the instrument of assignment.

    11. NOTICES. All notices and other communications shall be in writing and provided to LESSOR at the address set forth in the Lease and to GUARANTOR at the address set forth under GUARANTOR's signature, unless either party gives the other written notice of a different address for notices and communications.

    12. SEVERABILITY. If any provision of this Guaranty shall be deemed or held to be invalid or unenforceable for any reason, such provision shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Guaranty, which shall continue in full force and effect.

    13. MULTIPLE OBLIGORS. If "GUARANTOR" refers to more than one person or entity, then (i) the obligations of each such person or entity shall be joint and several; (ii) all references to the "GUARANTOR" shall, unless the context otherwise requires, refer to all such parties jointly and severally; and (iii) each such person or entity named as GUARANTOR waives any and all defenses based upon suretyship or guaranty or impairment of collateral. If GUARANTOR is a partnership, the partnership and all general partners therein shall be jointly and severally liable under this Guaranty. Where "TENANT" is more than one person or entity, the word "TENANT" shall mean all and any one or more of them.

    14. GOVERNING LAW; JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be wholly performed within the State of California. GUARANTOR, by execution of this Guaranty, irrevocably consents to the jurisdiction of the Courts of the State of California and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to this Guaranty.

    15. RIGHTS CUMULATIVE; NO WAIVER. LESSOR's options, powers, rights, privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute, or by rule of law. LESSOR shall not, by any act, delay, omission or otherwise, be deemed to have modified, discharged, or waived any of the LESSOR's options, powers, or rights in respect of this Guaranty, and no modification, discharge, or waiver of any such option, power, or right shall be valid unless set forth in writing signed by LESSOR or LESSOR's authorized agent, and then only to the extent therein set forth. A waiver by LESSOR of any right or remedy hereunder on any one occassion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that LESSOR would otherwise have on any other occasion.

    16. ENTIRE AGREEMENT. This Guaranty contains the entire agreement between GUARANTOR and LESSOR with respect to its subject matter, and supersedes all prior communications relating thereto, including, without limitation, all oral statements or representations. No supplement to or modification of this Guaranty shall be binding unless executed in writing by GUARANTOR and LESSOR.

    17. NO EXECUTION BY LESSOR. LESSOR, by acceptance of the delivery of this Guaranty from GUARANTOR shall be deemed to have accepted the terms and conditions of this Guaranty. This Guaranty does not require LESSOR to execute this GUARANTY as a condition to its effectiveness.

    18. EFFECTIVENESS. Notwithstanding any other provision hereof: (i) this Guaranty shall not be or become effective unless and until the Assignment shall become effective; (ii) this Guaranty shall become effective automatically and immediately upon the effectiveness of the Assignment without further notice; and (iii) if the Assignment does not become effective within ninety (90) days of the date hereof this Guaranty shall automatically be cancelled as provided in the Assignment Consent.

    19. RELEASE OF GUARANTY. This Guaranty shall be subject to termination or, if applicable, partial termination, as provided in this section in the event that LESSOR exercises its right to terminate the Lease pursuant to section 11.2.4 of the Addendum to the Lease in the event of a proposed assignment or Major Sublease. In such event, GUARANTOR will be released from any further liabilities under this Guaranty accuring from and after the date of the Lease termination. In the case of a Major Sublease, this Guaranty will only terminate with respect to the portion of the space subject to the Major Sublease for which TENANT is released from liability pursuant to the operation of section 11.2.4 of the Addendum to Lease and shall continue in full force and effect with respect to the Lease for the remaining portion of the Premises.

     IN WITNESS WHEREOF, GUARANTOR has executed this Guaranty to be effective as of the date first set forth above.

                                       "GUARANTOR"

                                       SMTEK INTERNATIONAL, INC.,
                                       a Delaware corporation


                                       By:  /s/ GREGORY L. HORTON
                                          --------------------------------
                                          [Signature]


                                          Gregory L. Horton
                                          --------------------------------
                                          [Print Name], President


                                       By:  /s/ MITCHELL J. FREEDMAN
                                          --------------------------------
                                          [Signature]


                                          Mitchell J. Freedman
                                          --------------------------------
                                          [Print Name], Secretary

                                   EXHIBITS


Exhibit "1"        Legal Description
Exhibit "2"        Building Shell Drawings
Exhibit "3"        Specifications
Exhibit "4"        Triple Net Calculations
Exhibit "5"        Cost Breakdown--Tenant Improvement
Exhibit "6"        Hazardous Materials Questionnaire
Exhibit "7"        Estoppel Certificates
Exhibit "8"        Subordination, Non-Disturbance, and Attornment Agreement
Exhibit "9"        Rules and Regulations

                                 EXHIBIT "1"

                             LEGAL DESCRIPTION


Losts 96/97 of City of Poway Tract No. 85-04, Unit II, in the City of Poway, State of California, according to map thereof no. 12572, filed in the office of the County Recorder of San Diego County, February 28, 1990, as Instrument No. 90-107515.

                                  EXHIBIT "3"
                                 SPECIFICATIONS
                    Concrete Tilt-Up Building for Smtek
                                 July 20, 2000

1.  DESIGN, ENGINEERING, AND PERMITS:

     1.1. Building has be drawn, engineered and permitted by Kenneth D. Smith Architect & Associates, Inc.

     1.2. Landscaping drawings and civil engineering are included. Title 24 calculations will be a part of the Tenant Improvement Allowance.

     1.3. Building to be built in accordance with all existing city, state and federal codes.

     1.4. All Permits and Utility fees are included.

2.  SITE WORK:

     2.1. We include staking as required by the city of Poway.

     2.2. We include grading of the building pad (to balance) and soils testing.

     2.3. We include the installation of two 30' wide standard City of Poway drive aprons.

     2.4. We include on site fire hydrants.

     2.5. We include on site storm drains.

     2.6. We exclude the fencing of the site either temporary or permanent.

     2.7. We include landscaping to City standards with adequate soil amendments, automatic sprinkler systems and plantings as required.

     2.8. We include building numbers and handicap signs but exclude other signage and lettering such as tenant identification signage.

     2.9. We exclude streetlights, street improvements and offsite curbs and sidewalks.

3.  CONCRETE WORK:

     3.1. Footings will be approximately 12'x18'. The concrete slab will be 3 1/2 thick, 4,000 psi concrete, reinforced with [ILLEGIBLE] at 18' on center. We exclude the sealing of slab joints and smooth dowels at control joints.

     3.2. We exclude Visqueen or other waterproofing in the slab areas. With or without Visqueen, we do not recommend storing boxes or filing cabinets directly on the floor or the use of plastic chair mats in offices. If LESSEE desires to install vapor sensitive floorings such as vinyl-reinforced tiles, sheet vinyl or epoxy coatings, then waterproofing alternative concrete mixes, and/or vapor testing must be considered.

     3.3. We exclude piles or cassions, grade beams and structural slabs if required.

     3.4. The walls will be 6 1/2' to 7 1/2' thick concrete panels 30"0' high, formed on the ground, poured with 3,000 psi concrete and lifted into a vertical position using a crane. There will be a minimal amount of medium sandblast at the concrete panels to match Kellogg.

     3.5. All parking and drive areas to be non-reinforced, 2,500 psi, broom-finished concrete on native, 5 1/2' thick in car parking areas and 7' thick in truck traffic areas.

     3.6. Sidewalks will be 3 1/2" thick.

                              EXHIBIT "3", PAGE 1
                                 SPECIFICATIONS


                                                             [STAMP]

     3.7. Dock area to be paved with 7" of concrete. Dock walls will be concrete tilt-up to 36" above grade where railing would be required. We exclude trench drains and waterproofing at dock.

     3.8. Onsite curbs will be 6"x6", extruded and cemented to the top of the concrete paving.

4.  ROOF:

     4.1. Roof to be panelized roof structure 27' clear, with 8" round metal interior posts to the roof structure per plan. Minimum roof slope will be 1/4" per foot.

     4.2. Roofing to be a four-ply built-up roofing system with a two-year guarantee.

     4.3. Roof to include 92 curb mounted, 4'x8', non-ventilated Tri-Star, acrylic skylights, 47 curb mounted 4'x 8' Tri-Star smoke hatches and 139 14" rotary vents.

     4.4. Roof to be surrounded by parapet on all sides and drain to 6" A85 plastic roof drains.

     4.5. It has been our intention to provide parapet on all sides high enough to hide standard air conditioning equipment; however, we exclude additional roof screening if required by the City for other LESSEE's roof-top equipment or for the screening of any equipment required by the City because it is visible from above.

5.  MECHANICAL:

     5.1. Our shell-building price includes one 4" plastic sewer line, one 1' copper waterline in the ceiling and one backflow prevention device. All rough and finish plumbing will be a part of the tenant Improvement allowance.

     5.2. All HVAC will be a part of the tenant improvement allowance. We exclude natural gas.

     5.3. Shell Building Fire Sprinklers are included to a density of .45/3000. We include the fire service and fire service (but exclude
          Knox boxes or other special locking mechanisms, fire extinguishers and supervisory alarm service.

6.  ELECTRICAL:

     6.1. Building to be served with 4000 amps of 460/277 three-phase power with four tenant meters and one house meter. Please be aware that San Diego Gas and Electric Company does not always install transformers of sufficient size to power the electrical panels provided by the Contractor. Before installing machinery upon move-in or making any significant increase in your power consumption in the future, you must notify SDG&E of your usage so that they can make any necessary equipment changes.

     6.2. All subfeed conductors and branch wiring to be copper, t.h.h.n., 600 volt.

     6.3. Panel Boards to be Challenger or ITE with bolt-on switches or circuit breakers depending upon usage.

     6.4. All interior wiring and lighting will be a part of the Tenant Improvement Allowance.

     6.5. The exterior of the building will be lit with 160 volt low pressure sodium wall packs mounted on the building. We exclude parking lot light standards.

     6.6. Power distribution and hook-up for machinery is excluded.

7.  EXTERIOR FINISH:

    7.1. Exterior of building will be painted with two coats of Frazee paint. We exclude waterproofing of sandblast areas.

    7.2. Soffit areas will be finished with exterior gypsum ceiling board and skim coat. We exclude fire molding.

                              EXHIBIT "3", PAGE 2
                                 SPECIFICATIONS


                                                             [STAMP]

    7.3. Exterior personnel doors will be 3'x7" 1 3/4", 18 gauge, metal doors with Schlage "L" series, lever-handled, mortise locks.

    7.4.  Overhead doors to be 26 gauge Porveno Roll-ups or equal.

    7.5. We include 7,500 square feet of medium-performance, LOF glass (including filling in all unused dock doors with glass). We exclude openable windows.

8.  INTERIOR FINISH

    8.1. The Interior Improvements will be accomplished under the Tenant improvement and Warehouse Improvement allowances.

    8.2.  Warehouse ceiling insulation is excluded and not recommended.

    8.3.  Our price includes no mezzanine.

9.  GENERAL INFORMATION

    9.1. Lessor will supply all necessary Course of Construction, Contractor's Liability and Worker's Compensation insurance.

    9.2.  Security fencing and security guards are excluded.

                              EXHIBIT "3", PAGE 3
                                 SPECIFICATIONS


                                                             [STAMP]

HAMANN CONSTRUCTION
EXHIBIT 5
475 W. BRADLEY AVE.
EL CAJON, CA 92020                              353,700 SQ. FT. OF LAND
                                                 44,214 SQ. FT. OF SLAB
COST BREAKDOWN                                    1,144 SQ. FT. OF MEZZ
CONCRETE TILT-UP BUILDING                        11,397 SQ. FT. OF OFFICE
DATED: NOVEMBER 7, 2000                          34,500 SQ. FT. OF PRODUCTION
                                                 45,358 TOTAL SQ. / AMOUNT
JOB: Smtek International                         25.13% IMPROVED
                                                 12.82% COVERAGE 11/08/00
FILE: SMTEK8D5                                                    T.I.


ITEM #                                                      UNIT     PRICE    AMOUNT
------------------------------------------------------------------------------------
   110  DRAWINGS FOR FIELD USE                             45,358      0.03   1,361
   110  LANDSCAPING DRAWINGS                               44,214      0.04       0
   114  ENERGY CALCULATIONS                                     1   1500.00       0
   120  CIVIL ENGINEERING/STAKING                               1   9500.00       0
   130  BUILDING LAYOUT                                    44,214      0.02       0
   200  PERMITS (ALLOWANCE)                                45,358      2.00       0
   310  GRADING                                            44,214      0.50       0
   312  EROSION CONTROL                                         0      0.00       0
   320  SOILS TESTING                                           1   9000.00       0
   410  WATER & SEWER FEES                                      0      0.00       0
   420  G & E HOOK-UP FEES                                      1   4000.00       0
   430  TEMPORARY UTILITIES                                44,214      0.05   2,211
   510  FOOTINGS AND FOUNDATIONS                           44,214      3.00       0
   510  CONCRETE CURBS UNDER WALL                              72     12.50     900
   510  LOCKER BASES                                            0      0.00     Nlc
   510  SHEAR WALL GRADE BEAM                                  24    102.50       0
   511  EARTH SHIELD                                       44,214      0.55  24,318
   512  4000 LB. CONCRETE                                  44,214      0.14       0
   517  LIGHTWEIGHT CONCRETE                                1,144      1.05       0
   519  EPOXY PAINT FLR. FIN @ COATING                        366      2.50     915
   510  SEAL CONCRETE FLOOR @ SHOP                            615      0.50     408
   520  CONCRETE PANELS                                    26,699      5.75       0
   520  CONC. COL. BOX PANELS                               2,304      6.50       0
   520  CONCRETE LINTEL PANELS                              1,888      6.50       0
   520  CONCRETE SHEAR PANELS                               1,204      6.75       0
   521  CONCRETE TEXTURE                                        0      0.00       0
   522  CONCRETE COLUMNS                                        0      0.00       0
   530  ONSITE SIDEWALKS                                    2,054      4.35       0
   530  COMPRESSOR & HAZ. MAT SLAB                            329      4.00   1,316
   530  RAMP & TRASH SLABS                                  1,466      2.96       0
   540  CONTAINMENT CURB @ HAZ. MAT.                            6     12.60      76
   540  ONSITE CURBS                                        2,480      5.94       0
   550  ONSITE CONC. PAVING 5 1/2"                         66,931      1.82       0
   550  ONSITE CONC. PAVING 7" (premium)                   49,655      0.45       0
   580  SWALES                                                  0      0.00       0
   570  COMPRESSOR / HAZ. MAT PANELS                          670      7.00   4,690
   570  DOCK/RAMP/TRASH PANELS                                708      7.00       0
   570  PATIO SCREEN PANELS                                   152      7.00       0
   570  RAMP & HANDICAP RAMP PANELS                         1,403      7.00       0
   580  POURED IN PLACE STAIRS                                  0     85.00       0
   610  ON-SITE FOOTINGS                                      142     17.00       0
   610  RETAINING WALL FOOTINGS                                 0     20.00       0
   612  MASONRY BLOCK                                           0      8.75       0
   614  BACKFILL RETAINING WALLS                              222     12.00       0
   700  FORM LUMBER                                        45,358      0.07       0
   610  SOFFITS & OVERHANGS (HIGH)                            353      8.50       0
   610  SOFFITS & OVERHANGS (LOW)                             486      7.50       0
   612  SIDING                                                  0      0.00       0
   614  EQUIPMENT SCREENS                                       0      0.00       0
   820  ELECTRICAL ROOM FRAMING TO 12'                         31     12.50       0
   820  LOW WALLS @ STAIRS                                     66     11.60     759
   820  FURRED WALLS @ CONCRETE                               226      9.50   2,147
   820  CLOSURE @ OPEN STAIRWELL                               37     11.50     426
   820  SKYLIGHT FRAMING TO 6'                                 33     11.50     380
   820  OFFICE FRAMING TO 9'                                    0     11.50       0
   820  OFFICE FRAMING TO 10'                                 716     11.50   8,234
   820  OFFICE FRAMING TO 12'                                  68     12.50     850
   820  OFFICE FRAMING TO 14'                                   0     13.60       0
   830  OFFICE FRAMING TO 16'                                   0     15.50       0
   820  OFF. FRAMING TO ROOF STRUCTURE                         45     17.00     765
   822  MEZZANINE                                           1,144      6.50       0
   824  STAIRWAYS                                               1   2800.00       0
   820  DEMISING WALLS @ OFF./PROD.                           590     27.00  16,930
   830  DEMISING WALLS @ LEASE AREA                           138     27.00       0
   843  MECHANICAL PLATFORMS                                   28    200.00   5,800
   850  CARPENTRY HARDWARE                                 45,358      0.04   1,814
   860  DRAFT STOPS LOW                                         0      6.00       0
   860  DRAFT STOPS HIGH                                        0     36.00       0
   899  BOTTOM NAILERS @ TRUSSES                              835      5.25   3,334
   899  CRICKETS @ SKYLIGHTS                                    0     13.50       0
   910  PANELIZED ROOF                                          0      3.35       0
   910  2X6 SUB PURLINS                                    45,897      0.12       0
   910  LOW ROOFS                                             329      4.75   1,563
   910  ROOF WELDING INSPECTION                                 0      0.12       0
   920  BUILT-UP ROOFING                                      329      0.85     280
   922  WATERPROOFING                                           0      2.50       0
   930  SKYLITES @ (dual glzed premium only)                   54    100.00   5,400
   930  SMOKE HATCHES                                           0    295.00       0
   930  4' X 4' SKYLIGHT AT STAIRWELL                           1    350.00       0
   920  6' X 6' SKYLIGHT AT STAIRWELL                           1  1,250.00   1,250
   932  ROTARY VENTS                                           69     45.00       0
   934  ROOF LADDERS                                            1    450.00       0
  1010  PLUMBING                                               34    725.00  24,650
  1330  LATH & PLASTER                                          0      0.00       0
  1410  RUBBER TREADS @ STAIRS                                  0     85.00       0
  1410  VINYL COMPOSITION TILE                              3,920      1.10   4,312
  1410  CONDUCTIVE TILE FLOOR (ALLOW)                      31,148      1.10  34,263
  1415  TOP-SET BASE                                        4,150      1.10   4,565
  1420  SHEET VINYL                                           887      2.45   1,683
  1420  COVE BASE @ PROD. RESTROOMS                           186      5.25     977
  1430  FRP BOARD @ PROD. RESTROOMS                           744      2.40   1,786
  1440  TILE @ RECEPTION AREA (ALLOW)                         159      7.50   1,193
  1440  CERAMIC TILE @ OFFICE R.R. (ALLOW)                  1,782      7.50  13,364
  1450  CARPET (ALLOWANCE)                                  8,363      1.95  16,308
  1460  WALLPAPER (ALLOWANCE)                                   0      0.00       0
  1470  ACOUSTIC CEILING                                   10,145      1.20  12,174
  1510  GLASS & GLAZING (6' UPPER)                          1,548     17.00       0
  1510  GLASS & GLAZING (9' LOWER)                          2,664     17.00       0
  1510  GLASS & GLAZING (17' CURTAIN)                         867     17.00       0
  1530  GLASS @ OVERHEAD DOORS                                900     15.00  13,500
  1530  INTERIOR GLASS AND GLAZING                            670     13.00   8,710
  1610  MTL DRS, FRMS & HW (SHELL)                              9    650.00       0
  1610  MTL DRS, FRMS & HW (3' X 8' INT)                        1    625.00     625
  1610  ADD FOR CARD READER @ VAULT                             1    350.00     350
  1610  DRS, FRMS, HW 3' X 8' PRE-FINISHED                      9    700.00   6,300
  1610  DRS, FRMS, HW 3' X 8' W / VISION LITE                   7    775.00   5,425
  1610  DRS, FRMS, HW 3' X 8' W / SIDE LITE                     9    992.00   8,928
  1610  DRS, FRMS, HW 3' X 8' (PAINT GRD.)                      0    527.00       0
  1610  DRS, FRMS, HW 4' X 8' (PAINT GRD.)                      2    627.00   1,254
  1610  DRS, FRMS, HW 4' X 8' (PT GRD. PR.)                     2   1254.00   2,808
  1610  DRS, FRMS, HW 4' X 8' (PT GRD. OUT.)                    2    865.00   1,730
  1610  IMPACT DOORS, FRAMES                                    2   1900.00   3,800
  1610  STRIP CURTAINS @ ESS 16' X 10'                          1   1506.00   1,506
  1630  INSULATED O/H DOOR                                      2   3000.00   6,000
  1630  ADD ELEC. OPER. / SAFETY EDGE                           2   1200.00   2,400
  1630  OVERHEAD DOOR 12' X 14'                                 5   1050.00       0
  1630  OVERHEAD DOOR 16' X 10'                                 1   1350.00       0
  1710  TOILET ACCESSORIES                                     17    325.00   5,525
  1720  TOILET PARTITIONS                                      15    425.00   6,375
  1720  URINAL SCREENS                                          3    176.00     525
  1730  RECEPTION CABINETS & COUNTERS                          30    300.00   9,000
  1730  CONFER, CABINETS & COUNTERS                             0    200.00       0
  1730  COPY RM. CABINETS & COUNTERS                           22    200.00   4,400
  1730  COFFEE RM. CABINETS & COUNTERS                          8    200.00   1,600
  1730  LUNCH RM. CABINETS & COUNTERS                          30    200.00   6,000
  1730  RESTROOM COUNTERS                                      31     75.00   2,325
  1730  SHELVING @ STORAGE                                     14    150.00   2,100
  1730  CAP @ STAIRS & LOW WALLS                               78     30.00   2,340
  1740  INSULATION                                         45,897      0.45  20,654
  1742  PREMIUM FOR WHITE FOIL                             34,116      0.15   5,117
  1750  PROJECTION SCREEN (ALLOWANCE)                           1   2800.00   2,800
  1730  PATIO TABLES                                            3   1500.00       0
  1750  LOCKERS                                                 0   2500.00     Nlc
  1750  FLAGPOLE                                                0   2500.00     Nlc
  1810  CURB CUTS & DRIVE APRONS                                1   3250.00       0
  1816  OFFSITE CURBS & SIDEWALK                                0     27.00       0
  1824  OFFSITE PAVING PATCH                                    1   4500.00       0
  1830  STORM DRAINS                                          500     54.50       0
  1832  FRENCH DRAINS                                           0      7.00       0
  1834  CHANNEL TO ST. W/UNDER WALK                            50     32.50       0
  1840  FIRE HYDRANTS & WATER                               1,111     57.50       0
  1850  OFFSITE ELECTRICAL                                      0  25000.00       0
  1852  STREETLIGHTS                                            0   2000.00       0
  1910  CITY RIGHT OF WAY                                   3,531      0.00       0
  1914  STRIPING & BUMPERS                                 66,931      0.02       0
  1920  LANDSCAPING GRADING                                19,996      0.10       0
  1930  LANDSCAPING                                        19,985      2.50       0
  1930  LANDSCAPING SLOPE                                  15,864      0.50       0
  1930  LANDSCAPING FUTURE EXPANSION                            0      0.12       0
  1950  FENCING                                                 0     27.00       0
  1952  TRASH ENCLOSURE GATES                                   4    400.00       0
  1960  MONUMENT SIGN (ALLOWANCE)                               0   2500.00     Nlc
  2000  CLEAN-UP                                           44,214      0.10   4,421
  2100  TEMPORARY EXPENSE                                  44,214      0.10   4,421
  2200  SUPERVISION                                        44,214      0.40  17,686
  2500  SUBLET TENANT IMPROVEMENT                               0      0.00
------  ------------------------------------------------   ------  -------- -------
        SUBTOTAL                                                            865,249
  5075  PROFIT & OVERHEAD                                      12           103,830
------  ------------------------------------------------   ------  -------- -------
        TOTAL                                                               969,079
        GRAND TOTAL                                                         969,079

        PER SQUARE FOOT OF SLAB                                             $ 21.92
        PER SQUARE FOOT OF BLDG INC. MEZZANINE                              $ 21.37


Triple Net Calculations for Pomerado Business Park, Lots 96/97    12/06/2000
SMTEK


Leased SF                                                     45,818
Total Bldg. SF -                                              99,471
Percentage of Project                                         45.86%



                                               ANNUALLY     MONTHLY       MONTHLY
DESCRIPTION                      ANNUAL       /SF OF BLDG   /SF OF BLDG     NNN
-----------                   -------------   -----------   -----------  ---------
Bonds                         $ 87,239.06      $0.6700      $0.0583     $2,569.74
LMD                           $  5,692.10      $0.0062      $0.0047     $  213.72
Property Taxes                $ 54,710.49      $0.5500      $0.0458     $2,090.83
Owners Association            $  1,391.00      $0.0140      $0.0812     $   53.16
Administrative Fee            $ 18,815.89      $0.1590      $0.0133     $  604.45
Insurance                     $  4,774.51      $0.0480      $0.0040     $  182.48
Utilities:
  Electricity                   BY TENANT      $0.0000      $0.0000     $    0.00
  Telephone                   $    358.10      $0.0038      $0.0003     $   13.69
  Alarm                       $    904.71      $0.0100      $0.0008     $   38.02
  Landscape Water             $  7,161.91      $0.0720      $0.0080     $  273.71
Security                        BY TENANT      $0.0000      $0.0000     $    0.00
HVAC Maint.                   $  1,492.07      $0.0150      $0.0013     $   57.02
Elevator Maint. & Reserve             N/A      $0.0000      $0.0000     $    0.00
Landscape                     $  7,460.33      $0.0750      $0.0063     $  205.12
Roof Maint. & Reserve         $  7,460.33      $0.0750      $0.0083     $  285.12
Painting Reserve              $  2,257.99      $0.0227      $0.0019     $   88.30
Paving Maint. & Reserve       $  4,973.55      $0.0500      $0.0042     $  180.06
                              -----------      -------      -------     ---------
TOTAL                         $181,662.12      $1.6285      $0.1522     $6,943.53
                              ===========      =======      =======     =========
    Per month for SMTEK       $ 15,140.18      $0.1523



ASSUMPTIONS
-----------
Saleable Acreage                            7,105
Net Acreage                                 6.639
Bonds                                  $10,127.09     Annually
Landscape Maint. District              $   842.31     Annually
Prop Taxes                                  1.12%     of Appraised Value   $1,864,685
Owners Association                     $   209.52     Annually
Monthly Rental rate                    $     0.83
Monthly NNN Rent                       $24,178.00
Management Fee Percentage                   2.50%
Management Fee                         $   0.1590     Annually/sf
Insurance                              $   0.0480     Annually/sf
Utilities:
  Electricity                           BY TENANT     Annually/sf
  Telephone                            $   0.0038     Annually/sf
  Alarm                                $   0.0160     Annually/sf
  Landscape Water                      $   0.0720     Annually/sf
Security                                BY TENANT     Annually/sf
HVAC Maint.                            $   0.0100     Annually/sf
Elevator Maint. & Reserve              $   0.0234     Annually/sf
Landscape                              $   0.0750     Annually/sf
Roof Maint. & Reserve                  $   0.0750     Annually/sf
Painting Reserve                       $   0.0227     Annually/sf
Paving Maint. & Reserve                $   0.0500     Annually/sf


                                  EXHIBIT "4"


  1010  FLOOR SINKS                                       5     300.00     1,600
  1010  HANDICAP SHOWER                                   0    2150.00         0
  1010  ADD ROUGH PLUMBING                                1   13310.00    13,310
  1010  ADD TRENCH DRAIN @ FILTER ROOM                    6      85.00       680
  1011  PLUMBING TRENCHING                                0       7.50  See 1010
  1012  ROOF DRAINS                                       0     450.00         0
  1020  AIR CONDITIONING                                146    1250.00   182,500
  1022  AIR VENTS                                         5     200.00     1,000
  1022  MAKE-UP AIR UNITS (ALLOW)                         4     950.00     3,800
  1022  EXHAUST FAN @ PROD. (ALLOW)                       1    1500.00     1,500
  1030  FIRE SPRINKLERS                              45,687       0.80         0
  1030  FIRE SPRINKLERS @ OFFICE                     11,781       0.70     8,247
  1030  ADD FOR ESFR                                      0       0.35         0
  1032  FIRE SERVICE (ALLOWANCE)                          1   12000.00         0
  1034  FIRE EXTINGUISHER CABINETS                       10     105.00     1,050
  1040  DOCK LEVELERS (ALLOWANCE)                         0    4000.00         0
  1040  EDGE OF DOCK LEVELERS (ALLOW)                     0     950.00         0
  1110  ELECTRICAL & PHONE SHELL                     45,358       0.86         0
  1110  UNDERGROUND CONDUITS                              1   23481.00    23,481
  1110  SUB FEED CONDUCTORS                               1   37500.00    37,500
  1110  SWITCHGEAR                                        1   37000.00    37,000
  1110  ELECTRICAL & PHONE OFFICE                    11,397       6.00    68,382
  1110  PRODUCTION LTG/ELECTRICAL                    34,500       2.00    69,000
  1110  EQUIPMENT HOOK-UP                                 0       0.00       N/c
  1110  PARKING LOT STANDARDS                             0    2200.00         0
  1210  STRUCTURAL STEEL LONG                            15     750.00         0
  1210  STRUCTURAL STEEL SHORT                           13     375.00         0
  1210  STRUC. STL. BEAMS @ MEZZANINE                23,540       1.05         0
  1220  MISC. IRON                                   34,954       0.55         0
  1222  BARRICADES                                        4     150.00         0
  1224  DOCK BUMPERS                                      4     105.00         0
  1225  LINTEL BRACES (10' O.C.)                          0     100.00         0
  1226  STEEL COL. PREP/INSTALL                          28      80.00         0
  1230  REBAR & MESH                                 34,954       2.10         0
  1232  PICK-UP STEEL                                34,954       0.10         0
  1240  SHT MTL FLASHING @ LOW ROOFS                     73       4.25       309
  1240  SHEET METAL ROOF SCUPPERS                         0      55.00         0
  1250  DOCK AREA STAIRWAYS                               0    1050.00         0
  1250  SINGLE-RAIL HANDRAILING                          80      29.00         0
  1310  PAINT SHELL                                  35,814       0.28         0
  1310  PAINT OUTDOOR MECH. ENCL.RES                  5,185       0.28     1,462
  1310  PAINT T.I.                                   80,282       0.28    16,878
  1320  DRYWALL                                      52,042       0.65    35,389
  1320  HARD LID @ ELECTRICAL ROOM                      226       2.50         0
  1320  HARD LIDS @ EXIT CORR. (ASSUMED)                590       1.35         0
  1320  HARD LIDS @ R.R./JANITOR/STAIRS               1,244       2.50     3,110
  1320  EXPANDED MESH @ VAULT                           270       2.35       634
  1320  COFFERED CEILING                                  0       4.50         0
